QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

LIN TV Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

LIN TV Corp.
One West Exchange Street, Suite 5A
Providence, Rhode Island 02903

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS
To be held on May 22, 2012

        As a stockholder of LIN TV Corp., you are hereby given notice of and invited to attend, in person or by proxy, our 2012 Annual Meeting of Stockholders to be held at our WOOD-TV offices, 120 College Avenue, SE, Grand Rapids, MI 49503, on May 22, 2012 at 10:00 a.m., local time, at which stockholders will consider and vote on the following matters:

  1.
  The election of two members to our Board of Directors to serve as Class III directors for a term of three years;

  2.
  The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2012;

  3.
  The approval of the Amended and Restated 2002 Stock Plan which will increase the number of shares of class A common stock reserved for issuance under the plan by 2,600,000 shares (from 8,800,000 shares to 11,400,000 shares);

  4.
  The approval of the Amended and Restated 2010 Employee Stock Purchase Plan which will increase the number of shares of class A common stock reserved for issuance under the plan by 385,000 shares (from 350,000 shares to 735,000 shares); and

  5.
  The transaction of any other business which may properly come before the meeting.

        Our Board of Directors has fixed the close of business on March 26, 2012 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the Annual Meeting.

                      By Order of our Board of Directors,

                      Denise M. Parent
                      Secretary

April 13, 2012

        TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD, FOR WHICH A RETURN STAMPED ENVELOPE IS PROVIDED.

LIN TV Corp.
One West Exchange Street, Suite 5A
Providence, Rhode Island 02903
PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS
To be held on May 22, 2012

        The accompanying proxy is solicited on behalf of the Board of Directors of LIN TV Corp., a Delaware corporation ("we," "us," "our" or the "Company"), for use at our 2012 Annual Meeting of Stockholders (the "Annual Meeting") to be held at our WOOD-TV offices, 120 College Avenue, SE, Grand Rapids, MI 49503, on May 22, 2012 at 10:00 a.m., local time, notice of which is attached hereto, and any adjournment or postponement thereof.

        The Annual Meeting is being held (1) to consider and vote upon the election of two Class III directors for a three-year term, (2) to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of LIN TV Corp. for the year ending December 31, 2012, (3) to approve the Amended and Restated 2002 Stock Plan which will increase the number of shares of class A common stock reserved for issuance under the plan by 2,600,000 shares (from 8,800,000 shares to 11,400,000 shares), (4) to approve the Amended and Restated 2010 Employee Stock Purchase Plan which will increase the number of shares of class A common stock reserved for issuance under the plan by 385,000 shares (from 350,000 shares to 735,000 shares), and (5) to transact any other business which may properly come before the meeting.

        Our Board recommends that you vote FOR all proposals presented.

        This Proxy Statement and the enclosed form of proxy are being mailed to stockholders commencing on or about April 13, 2012.

        A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 ("10-K"), as filed with the Securities and Exchange Commission ("SEC"), is being mailed to stockholders with this Notice and Proxy Statement on or about April 13, 2012. Exhibits will be provided to any stockholder at no charge upon written or oral request to LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903, Attention: Denise M. Parent, Secretary; Telephone: (401) 454-2880.

Shares Entitled to Vote

        Our Board has fixed the close of business on March 26, 2012 as the record date for the Annual Meeting or any adjournment thereof. Only stockholders who were record owners of shares of our common stock at the close of business on the record date are entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of March 26, 2012, 32,897,330 shares of our class A common stock, 23,401,726 shares of our class B common stock and two shares of our class C common stock were outstanding.

        Holders of shares of class A common stock outstanding on the record date are entitled to one vote per share at the Annual Meeting.

        The class B common stock is generally not entitled to vote except with respect to approval of a range of specified corporate transactions as to which the class B common stock votes as a separate class, with each share of class B common stock entitled to one vote. The approval of the Amended and Restated 2002 Stock Plan and the Amended and Restated 2010 Employee Stock Purchase Plan each constitute one of the specified corporate transactions as to which the approval of a majority of the voting power of the class B common stock voting as a separate class is required. Holders of shares of class B common stock outstanding on the record date are entitled to one vote per share at the Annual Meeting with respect to these proposals. None of the remaining proposals being considered at the

Annual Meeting are matters as to which approval of a majority of the class B common stock is required.

        The class C common stock is entitled to 70% of the voting power on all matters submitted to a vote of our stockholders. Each outstanding share of class C common stock is entitled to a proportionate number of votes determined at the record date relative to the total number of shares of class A common stock outstanding. As of March 26, 2012, there were two shares of class C common stock outstanding. As a result, each share of class C common stock will be entitled to cast 38,380,218 votes at the Annual Meeting. The class A common stock and the class C common stock generally vote together as a single class on all matters submitted to a vote of our stockholders.

Voting in Person

        If a stockholder plans to attend the meeting and vote in person, we will provide a ballot to such stockholder as he or she arrives. However, if shares are held in the name of a broker, bank or other nominee, the stockholder must bring an account statement or letter from the nominee indicating that such stockholder was the beneficial owner of the shares on March 26, 2012, the record date for voting.

Voting by Proxy

        Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting and, when instructions have been given by the stockholder, will be voted in accordance with those instructions. If no instructions are given, the stockholder's shares will be voted according to the recommendations of our Board.

Quorum Requirement

        A quorum of stockholders is necessary to hold a valid meeting. A majority of shares entitled to vote at the Annual Meeting present in person or represented by proxy represents a quorum. Shares which abstain from voting on a particular matter and "broker non-votes," or shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular matter, are counted for purposes of determining whether a quorum exists.

        Under the rules of the New York Stock Exchange ("NYSE"), in the absence of instructions from persons holding shares in "street name," brokers and nominees may vote at their discretion on routine matters. The only proposal at the Annual Meeting that is considered a routine matter under NYSE rules is the ratification of appointment of our independent registered public accounting firm. The other proposals are not routine under NYSE rules and brokers and nominees will not be permitted to vote at their discretion on such proposals in the absence of instructions.

Vote Required

  •
  Proposal 1: Election of Directors

        The election of directors requires a plurality of the votes cast, and votes may be cast in favor of the nominees or withheld. A plurality means that the nominee receiving the most votes for election to a director position is elected to that position. Votes that are withheld and broker non-votes will be excluded entirely from the vote to elect directors and have no effect.

  •
  Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm

        The ratification of the selection of our independent registered public accounting firm requires the affirmative vote of a majority of the votes cast at the meeting, and votes may be cast for, against or may abstain. Abstentions will count in the tabulations of votes cast on this proposal, while broker non-votes are not counted as votes cast or shares voting on such matter and will have no effect on the voting on such matter.

  •
  Proposal 3: Approval of Amended and Restated 2002 Stock Plan

  •
  Proposal 4: Approval of Amended and Restated 2010 Employee Stock Purchase Plan

        Each of Proposals 3 and 4, the approval of the Amended and Restated 2002 Stock Plan, and the Amended and Restated 2010 Employee Stock Purchase Plan requires the affirmative vote of (1) a majority of the votes entitled to be cast by holders of class A common stock and class C common stock entitled to vote at the meeting, voting together as a single class, provided that the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal, and (2) the affirmative vote of a majority of the shares of class B common stock outstanding as of the record date, voting as a separate class. Votes may be cast for, against or may abstain. Abstentions will have the effect of voting against the proposal. Broker non-votes are not counted as votes cast and will not be counted for purposes of determining whether the total votes cast on the proposal represent over 50% in interest of all securities entitled to vote on the proposal. Holders of a majority of the shares of class B common stock outstanding as of the record date, voting as a separate class, have approved the Amended and Restated 2002 Stock Plan, and the Amended and Restated 2010 Employee Stock Purchase Plan.

        Under Delaware law, stockholders have no rights of appraisal or similar rights of dissenters with respect to any of the proposals to be voted upon at the Annual Meeting.

Revoking a Proxy

        A stockholder may revoke his or her proxy at any time before its exercise by sending written notice of revocation to the Secretary of the Company, by signing and delivering a later dated proxy or, if the stockholder attends the Annual Meeting in person, either by giving notice of revocation to the inspector of election at the Annual Meeting or by voting at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding the beneficial ownership of each class of our common stock by each person who beneficially owned more than 5% of any class of our equity securities and by our directors and named executive officers (as defined in the Summary Compensation Table), individually, and by our directors and executive officers as a group, as of March 19, 2012 (unless otherwise noted).

        The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. Unless otherwise indicated below, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

        Holders of shares of our class B common stock may elect at any time to convert their shares into an equal number of shares of class A common stock, provided that any necessary consent by the Federal Communications Commission ("FCC") has been obtained. With the approval of the holders of a majority of our class B common stock and the FCC, if necessary, one or more shares of class B common stock of a holder may be converted into an equal number of shares of class C common stock. If a majority of the shares of class B common stock convert into shares of class A common stock, each outstanding share of class C common stock will automatically convert into an equal number of shares of class A common stock.

        Percentage of beneficial ownership is based on 32,897,330 shares of class A common stock, 23,401,726 shares of class B common stock and two shares of class C common stock outstanding as of March 19, 2012. The number of beneficially owned shares of class A common stock excludes shares of class A common stock issuable upon conversion of shares of our class B common stock and class C common stock. The number of beneficially owned shares of class C common stock excludes shares of our class C common stock issuable upon conversion of shares of our class B common stock.

        Unless otherwise indicated below, the address of each person below is c/o LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903.

	Class A Common Stock		Class B Common Stock		Class C Common Stock
							Percent of Total Economic Interest	Percentage of Total Class A and Class C Voting Power
	Number of Shares	Percent of Class	Number of Shares	Percent of Class	Number of Shares	Percent of Class
HM Entities(1)	—	—	23,300,739	99.6%	1	50.0%	41.4%	35.0%
c/o HM Capital Partners I LP 200 Crescent Court, Suite 1600 Dallas, Texas 75201
Gabelli Asset Management Entities(2)	3,510,263	10.7%	—	—	—	—	6.2%	3.2%
767 Fifth Avenue New York, NY 10153
Pinnacle Associates, Ltd.(3)	2,351,000	7.1%	—	—	—	—	4.2%	2.1%
335 Madison Avenue, 11th Floor New York, NY 10017
American Century Companies Inc.(4)	2,036,018	6.2%	—	—	—	—	3.6%	1.9%
4500 Main Street, 9th Floor Kansas City, MO 64111
BlackRock, Inc.(5)	1,844,681	5.6%	—	—	—	—	3.3%	1.7%
40 East 52nd Street New York, NY 10022
Vincent L. Sadusky(6)	1,300,110	3.9%	—	—	—	—	2.3%	1.2%
Scott M. Blumenthal(7)	523,739	1.6%	—	—	—	—	*	*
Richard J. Schmaeling(8)	294,092	*	—	—	—	—	*	*
Denise M. Parent(9)	259,072	*	—	—	—	—	*	*
Robert S. Richter(10)	249,437	*	—	—	—	—	*	*
Douglas W. McCormick(11)	245,472	*	—	—	—	—	*	*
William S. Banowsky(12)	195,890	*	—	—	—	—	*	*
Peter S. Brodsky(13)	156,206	*	—	—	—	—	*	*
Dr. William H. Cunningham(14)	134,108	*	—	—	—	—	*	*
Michael A. Pausic(15)	127,983	*	—	—	—	—	*	*
Royal W. Carson, III(16)	87,419	*	—	—	1	50.0%	*	35.1%
500 Victory Plaza East, 3030 Olive Street Dallas, Texas 75219
All executive officers and directors as a group (11 persons)(17)	3,573,528	10.8%	—	—	1	50.0%	6.3%	38.3%

*
Represents less than 1%

(1)
Includes shares held by the following persons or entities that are or may be deemed to be affiliated with HM Capital Partners I LP ("HMC"): (i) 18,122,110 shares of class B common stock and one share of class C common stock held of record by Hicks, Muse, Tate & Furst Equity Fund III, L.P., a limited partnership of which the ultimate general partner is Hicks Muse Fund III Incorporated, (ii) 236,980 shares of class B common stock held of record by HM3 Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks Muse Fund III Incorporated, (iii) 4,692,329 shares of class B common stock held of record by Hicks, Muse, Tate & Furst Equity Fund IV, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (iv) 31,562 shares of class B common stock held of record by Hicks, Muse, Tate & Furst Private Equity Fund IV, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, (v) 72,820 shares of class B common stock held of record by HM4-EQ Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (vi) 13,016 shares of class B common stock held of record by HM4-EN Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (vii) 8,329 shares of class B common stock held of record by HM4-P Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Fund IV, LLC, (viii) 127 shares of class B common stock held of record by HM 1-FOF Coinvestors, L.P., a limited partnership of which the ultimate general partner is Hicks, Muse Latin America Fund I Incorporated, and (ix) 123,466 shares of class B common stock held of record by Hicks, Muse & Co. Partners, L.P., a limited partnership of which the ultimate general partner is HM Partners Inc.

John R. Muse is (a) the sole shareholder and an executive officer of Hicks, Muse Fund III Incorporated and Hicks, Muse Latin America Fund I Incorporated, (b) the sole member and an executive officer of Hicks, Muse Fund IV, LLC and (c) the majority stockholder, a director and an executive officer of HM Partners Inc. Accordingly, Mr. Muse may be deemed to be the beneficial owner of the shares held of record by the entities listed in clauses (i) through (ix) of this footnote (1). Mr. Muse disclaims beneficial ownership of shares not owned of record by him, except to the extent of his pecuniary interest therein. In addition, Mr. Muse and Andrew S. Rosen are the voting members of a committee that exercises voting and dispositive powers over the LIN TV securities held by the entities affiliated with HMC. No single member of the committee has dispositive and/or voting power over the shares held by the HMC affiliates. Messrs. Muse and Rosen are current partners of HMC. As a result of the foregoing, each of Messrs. Muse and Rosen may be deemed to beneficially own all or a portion of the shares of common stock beneficially owned by the HMC affiliates described above. Each of Messrs. Muse and Rosen disclaims the existence of a group and disclaims beneficial ownership of shares of common stock not owned of record by him, except to the extent of any pecuniary interest therein.

(2)
According to the Schedule 13DA amendment filed on October 12, 2011, Gabelli Funds, LLC ("Gabelli Funds"), GAMCO Asset Management Inc. ("GBL"), MJG Associates, Inc. ("MJG") and Teton Advisors, such persons are the beneficial owners of, and have the sole power to dispose of or direct the disposition of 719,100 shares, 2,677,163 shares, 4,000 shares and 110,000 shares, respectively, of class A common stock. Gabelli Funds, GBL, MJG and Teton Advisors have the sole power to vote or direct the vote of 719,100 shares, 2,570,763 shares, 4,000 shares and 110,000 shares, respectively of class A common stock. Gabelli Funds and GBL are wholly-owned subsidiaries of GAMCO Investors, Inc. Mario J. Gabelli is the sole shareholder of MJG.

(3)
According to the Schedule 13G filed on April 30, 2010, Pinnacle Associates Ltd. is the beneficial owner of 2,351,000 shares of class A common stock with the sole power to vote or direct the vote and to dispose of or direct the disposition of 2,351,000 shares of class A common stock.

(4)
According to the Schedule 13G filed on February 10, 2012, American Century Companies, Inc. is the beneficial owner of 2,036,018 shares, with the sole power to vote on or direct the vote of 1,942,418 shares, and to dispose of or direct the disposition of 2,036,018 shares of class A common stock.

(5)
According to the Schedule 13G filed on February 13, 2012, BlackRock, Inc. is the beneficial owner of 1,844,681 shares of class A common stock with the sole power to vote or direct the vote and to dispose of or direct the disposition of 1,844,681 of class A common stock.

(6)
Consists of 496,807 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 19, 2012 and 803,303 shares of class A common stock held of record.

(7)
Consists of 230,502 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 19, 2012 and 293,237 shares of class A common stock held of record.

(8)
Consists of 85,067 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 19, 2012 and 209,025 shares of class A common stock held of record.

(9)
Consists of 63,955 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 19, 2012 and 195,117 shares of class A common stock held of record.

(10)
Consists of 65,066 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 19, 2012 and 184,371 shares of class A common stock held of record.

(11)
Consists of 100,000 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 19, 2012 and 145,472 shares of class A common stock held of record.

(12)
Consists of 87,229 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 19, 2012 and 108,661 shares of class A common stock held of record.

(13)
Consists of 85,334 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 19, 2012 and 70,872 shares of class A common stock held of record.

(14)
Consists of 50,000 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 19, 2012 and 84,108 shares of class A common stock held of record.

(15)
Consists of 68,889 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 19, 2012 and 59,094 shares of class A common stock held of record.

(16)
Consists of 1 share of class C common stock held by Carson LIN SBS L.P., a limited partnership whose ultimate general partner is Carson Private Capital Incorporated, and 34,777 shares of class A common issuable upon the exercise of options that are exercisable within 60 days of March 19, 2012 and 52,642 shares of class A common stock held of record.

(17)
Consists of 1,367,626 shares of class A common stock issuable upon the exercise of options that are exercisable within 60 days of March 19, 2012 and 2,205,902 shares of class A common stock held of record.

 DIRECTORS AND EXECUTIVE OFFICERS

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our directors, executive officers and holders of more than 10% of our class A common stock to file with the SEC initial reports of ownership of our class A common stock and other equity securities on a Form 3 and reports of changes in such ownership on a Form 4 or Form 5. Officers, directors and holders of more than 10% of our class A common stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To our knowledge, based solely on a review of our records and representations made by our officers and directors regarding their filing obligations, all Section 16(a) filing requirements were satisfied with respect to the fiscal year ended December 31, 2011, except for the Form 4s for each of our officers and directors that were filed on December 12, 2011 which inadvertently omitted disclosure of stock option grants. Corrected Form 4As for each of the Company's officers and directors were filed on March 15, 2012, March 16, 2012 and March 22, 2012 as soon as we identified the omission and were able to obtain updated filing codes. We have since implemented a new process for reporting ownership changes for the Company's officers and directors in order to avoid similar clerical errors that caused the omission.

PROPOSAL 1—ELECTION OF DIRECTORS

        We have a classified Board of Directors consisting of Class I, Class II and Class III directors. Currently there is one vacancy on our Board in Class I and one vacancy on our Board in Class III. Our Second Amended and Restated Certificate of Incorporation provides that subject to the rights of holders of any class or series of preferred stock to elect directors, the number of directors shall be established by our Board. Our Board has set the number of directors at nine.

        At each annual meeting of stockholders, each nominee is elected for a term of three years to succeed those whose terms are expiring. This year, two Class III directors will be elected for a three-year term expiring at the 2015 Annual Meeting. The Class I directors have terms expiring at the 2013 Annual Meeting and the Class II directors have terms expiring at the 2014 Annual Meeting.

        The persons named in the enclosed proxy will vote to elect as directors the Class III nominees named below, unless the proxy is marked otherwise. If a stockholder returns a proxy without contrary instructions, the persons named as proxies will vote to elect as directors the Class III nominees named below. Each Class III nominee will be elected to hold office until the 2015 Annual Meeting of Stockholders and until his successor is duly elected and qualified. The nominees have indicated their willingness to serve, if elected. However, if any should be unable to serve, the shares of common stock represented by proxies may be voted for substitute nominees designated by our Board.

        Set forth below are the name and age of each member of our Board (including the nominees for election as Class III directors), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director or has served as a director during the past five years and the year of the commencement of his term as a member of our Board.

        In evaluating potential director candidates, the Nominating and Corporate Governance Committee seeks candidates who can make substantial contributions to our Board on various issues, including, chief executive officer or similar senior executive leadership experience, expertise in finance, accounting, financial controls and compliance, experience with public company directorships and core management experience in the media industry. Each of the director nominees has served in senior leadership positions in large organizations and/or has experience with corporate management and/or the oversight of financial reporting. The nominees for election at the Annual Meeting also possess experiences and qualifications that the Nominating and Corporate Governance Committee believes make such nominees uniquely suited to make substantial contributions to the Board. Specific skills and experience of each of our Board members, including directors whose terms continue beyond the Annual Meeting, are identified in the summaries below.

        Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of March 19, 2012, appears above under the heading "Security Ownership of Certain Beneficial Owners and Management."

        We recommend that you vote FOR each of the two nominees listed below.

Name and Age	Principal Occupation and Business Experience
Nominees for Term Expiring in 2015 (Class III Directors) Currently there is a vacancy on our Board for a Class III Director.
Royal W. Carson, III, 62	Mr. Carson was elected to our Board in August 2000. He is Chairman and Chief Executive Officer of Carson Private Capital, a Dallas based private investment firm with a 39 year history of sponsoring and managing investment partnerships, which provide access to high-caliber North American and European and private equity acquisitions in the consumer and energy sectors on behalf of a small and select group of ultra high net worth individuals and family offices. Since 1997, Mr. Carson's core focus has been the investment of over $900 million of equity and debt capital to participate in the acquisition of control ownership of 50 leading consumer businesses in North America and Europe; and the acquisition of world-class domestic oil and natural gas reserves, typically restricted to institutional investors. From 1974 to 1994, Mr. Carson's core focus was in oil and gas operations and investments. In 1977, Mr. Carson founded Carson Petroleum Corporation, a mid-sized independent oil and gas production and operating company, which he operated until the business was sold to Devon Energy in early 1982. Mr. Carson subsequently co-founded CPC Dale Petroleum Company that focused on oil and gas production acquisitions and horizontal drilling operations in Texas and Louisiana, until those assets were sold to W. R. Grace & Company and Snyder Oil & Gas in 1994. Mr. Carson serves on the board of directors for the University of Colorado Leeds School of Business, and the Deeming Center for Entrepreneurship. Mr. Carson serves on the advisory boards of private equity sponsors Lion Capital (London), HM Capital Partners (Dallas) and Cotton Creek Capital Partners (Dallas). Mr. Carson serves, or has served, on the executive boards of several privately held corporations and non-profit organizations including the Roaring Fork Club (Aspen), AIM Truancy Solutions, LLC, the Dallas Museum of Natural History and the St. Phillips School and Community Center (South Dallas).
Specific qualifications, experience, skills and expertise:
• Expertise in business and finance • Extensive background in development of strategic business opportunities • Company directorship and committee experience

Name and Age	Principal Occupation and Business Experience
Vincent L. Sadusky, 46	Mr. Sadusky was elected to our Board in July 2006, when he was also appointed our President and Chief Executive Officer. From August 2004 until July 2006, Mr. Sadusky served as Vice President Chief Financial Officer and Treasurer of the Company. From 1999 until August 2004, Mr. Sadusky was Chief Financial Officer and Treasurer of Telemundo Communications Group, Inc., where he worked for over ten years. Prior to joining Telemundo Communications, he performed attestation and consulting services for seven years with Ernst & Young, LLC. Mr. Sadusky currently serves on the board of International Game Technology (IGT). He is also the President and a board member of the Open Mobile Video Coalition (OMVC) and a member of the NBC affiliates board of directors. He formerly served on the board of directors of JVB Financial Group, LLC and Maximum Service Television Inc. Mr. Sadusky received his BS in accounting from Penn State University, where he was a University Scholar, and his MBA from New York Institute of Technology.
Specific qualifications, experience, skills and expertise:

•

Unique perspective of the Chief Executive Officer of the Company on the operations, business relationships, financial position and challenges of the Company

•

Expertise in finance, financial reporting, compliance and controls

•

Core business skills, including operations and management experience in the media industry

Directors Whose Term Expires in 2014 (Class II Directors)
Peter S. Brodsky, 41	Mr. Brodsky was elected to our Board in June 2005. Mr. Brodsky is a founder and partner of HBC Investments, a firm focused on investing in growth-oriented companies. Prior to co-founding HBC in 2011, Mr. Brodsky was a partner at the private equity firm of HMC and its predecessor, Hicks Muse, where he was employed for over 15 years. Mr. Brodsky currently serves on the board of directors of various non-profit organizations. Additionally, Mr. Brodsky was a member of the board of directors of Unitek Global Services, Inc. (UNTK) from January, 2010 until March, 2012. Prior to joining HMC in 1995, Mr. Brodsky worked in the Investment Banking Division of Credit Suisse First Boston. Mr. Brodsky received his BA from Yale University in 1992.
Specific qualifications, experience, skills and expertise:
• Expertise in finance and business opportunities in traditional and new media as well as other industries • Company directorship and committee experience

Name and Age	Principal Occupation and Business Experience
Douglas W. McCormick, 62	Mr. McCormick was elected to our Board and named non-executive Chairman of our Board in September 2006. Mr. McCormick is a Venture Partner with Rho Ventures, a division of Rho Capital Partners, which he joined in October 2006. Mr. McCormick's primary focus at Rho is on investments in the media sector. Prior to Rho, Mr. McCormick was CEO of iVillage Inc., a public company, from August 2000 until the sale of iVillage Inc. to NBC Universal in May 2006. He also served on iVillage's board of directors, to which he was appointed in February 1999 and was elected Chairman in April 2001. Mr. McCormick also served as President and Chief Executive Officer of Lifetime Television, a cable network provider, from 1993 to 1998. Prior to Lifetime, Mr. McCormick held executive positions with The Samuel Goldwyn Company, Cable Health Network, Petry Television and KCOP-TV. Currently, Mr. McCormick is a member of the board of Ovation Television and is Chairman of the Board of Everyday Health in addition to serving on the boards of other private companies in the Rho portfolio. Mr. McCormick received his MBA from Columbia University.
Specific qualifications, experience, skills and expertise:

•

Operating and management experience, including as a chief executive officer of a global media corporation

•

Expertise in the traditional and new media markets

•

Company directorship and committee experience

Michael A. Pausic, 47
Mr. Pausic was elected to our Board in February 2006. Since 1997, Mr. Pausic has been a Limited Partner of Maverick Capital Ltd., a registered investment advisor managing private investment funds. Mr. Pausic leads Maverick's efforts in media, telecommunications, and Internet investments. From 1995 to 1997, Mr. Pausic was a corporate Vice President at Viacom where he was responsible for international strategic planning and business development. From 1991 to 1995, he served as Vice President of market development and strategic planning for 20th Century Fox. Mr. Pausic received his BS from the University of Virginia and MBA from Fuqua School of Business at Duke University.
Specific qualifications, experience, skills and expertise:
• Expertise in business and finance • Extensive background in development of strategic business opportunities in the media industry • Company directorship and committee experience

Name and Age	Principal Occupation and Business Experience
Directors Whose Term Expires in 2013 (Class I Directors) Currently there is a vacancy on our Board for a Class I Director.
William S. Banowsky, Jr., 50	Mr. Banowsky has served as a member of our Board since May 2002. In 2001, Mr. Banowsky founded Magnolia Pictures Company, a film distribution company based in Austin, Texas and New York City. In addition to serving as CEO of Magnolia Pictures since its inception, Mr. Banowsky also served as CEO of Landmark Theatres, the nation's largest theater chain devoted to art and independent film. Mr. Banowsky currently owns and operates Carolina Cinemas, a North Carolina cinema chain and Violet Crown Cinema, a boutique cinema located in Austin, Texas. Prior to entering the film industry, Mr. Banowsky practiced law for ten years in Dallas, Texas. Mr. Banowsky also served as a director of Sunrise Television Corporation and STC Broadcasting, Inc. until May 2002, when they were merged into the Company.
Specific qualifications, experience, skills and expertise:

•

Operating and management experience, including as chief executive officer, in media-related businesses

•

Expertise in finance, financial reporting, compliance and controls

•

Legal experience in the media industry

Name and Age	Principal Occupation and Business Experience
Dr. William H. Cunningham, 68	Dr. William H. Cunningham was elected to our Board in May, 2009. Dr. Cunningham joined the University of Texas in 1971, when he was hired as Assistant Professor of Marketing. He later became a Professor of Marketing and has held the following additional positions: James L. Bayless Chair for Free Enterprise from 1986 to present; the President of the University of Texas in Austin from 1985 to 1992; and Dean of College of Business Administration/Graduate School of Business from 1983 to 1985. Dr. Cunningham was also Chancellor of the University of Texas System from 1992 to 2000. Dr. Cunningham also serves on the board of directors of the following publicly traded companies: Lincoln National Corporation, Southwest Airlines Co., Resolute Energy Corporation and also serves as a disinterested director of the John Hancock Funds. Within the last five years, Dr. Cunningham also served on the board of directors of the following publicly traded companies: Introgen Therapeutics, Inc., Hayes Lemmerz International, Inc., Hicks Acquisition Company I, Inc. and Jefferson-Pilot Corporation. Dr. Cunningham served as a director of Sunrise Television Corp. and STC Broadcasting, Inc. until May 2002 when they were merged into LIN TV Corp. and he continued to serve on our Board until 2008. He is a member of the Philosophical Society of Texas, a trustee for the Southwest Research Institute and a director of the greater Austin Crime Commission. Dr. Cunningham received his B.B.S., M.B.A. and Ph.D. from Michigan State University.
Specific qualifications, experience, skills and expertise:
• Distinguished faculty member of a large university • Expertise in accounting, finance and business analysis, financial reporting, compliance and controls

 PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has the authority and responsibility to nominate for stockholder ratification the Company's independent registered public accounting firm, and has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2012. The Board of Directors is now soliciting the stockholders' ratification of the selection of PricewaterhouseCoopers LLP. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reevaluate the engagement of the independent registered public accounting firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may nevertheless appoint another independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the stockholders.

        A representative of PricewaterhouseCoopers LLP is expected to attend the Annual Meeting. The PricewaterhouseCoopers LLP representative will have the opportunity to make a statement if he or she desires to do so and will be able to respond to appropriate questions from stockholders. Additional information regarding fees paid to PricewaterhouseCoopers LLP is available in the section of this Proxy Statement titled "Independent Registered Public Accounting Firm Fees and Other Matters."

        We recommend that you vote FOR ratification of the appointment of PricewaterhouseCoopers LLP.

PROPOSAL 3—APPROVAL OF AMENDED AND RESTATED 2002 STOCK PLAN

        A proposal will be presented at the Annual Meeting that the stockholders approve an amendment and restatement of the Amended and Restated 2002 Stock Plan (we refer to the plan as amended and restated as the "Plan") which will increase the number of shares of class A common stock reserved for issuance under the Plan by 2,600,000 shares (from 8,800,000 shares to 11,400,000 shares).

        As of April 13, 2012, under the Plan there were (i) grants of options for 3,907,534 shares of our class A common stock and (ii) grants for 4,765,455 shares of our restricted stock. As a result, as of such date there were 127,011 shares of our class A common stock available for grant under the Plan. The Board of Directors believes that our future growth and profitability depend, in large part, upon our ability to maintain a competitive position in attracting and retaining key personnel, particularly senior executives. Accordingly, on March 1, 2012, the Board of Directors voted, subject to stockholder approval, to amend and restate the Plan to ensure that we will have a sufficient number of shares of class A common stock available under the Plan to continue to provide sufficient option grants to attract, retain and motivate personnel.

        We last obtained stockholder approval to increase the number of shares authorized for issuance under the Plan at the 2010 Annual Meeting of Stockholders when the stockholders approved an amendment to increase the number of shares available for issuance under the Plan to 8,800,000 shares.

Summary of the Plan, as further amended and restated

        The following is a brief summary of the Plan, as proposed to be amended and restated, a copy of which is attached as Appendix A to the electronic copy of the filing of this proxy statement with the SEC and may be accessed from the SEC's Internet home page (www.sec.gov). In addition, a copy of the Plan may be obtained upon written request from our Corporate Secretary at the Company's principal executive offices. The following summary is qualified in its entirety by reference to the complete text of the Plan.

Administration

        The Plan is administered by the Compensation Committee of the Board of Directors or by any other committee appointed by the Board of Directors, or by the entire Board of Directors acting as the committee. The Compensation Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable. Subject to any applicable limitations contained in the Plan, the Compensation Committee or its delegate has authority to select the recipients of awards and to determine the time when such awards will be granted, the number of shares of class A common stock subject to such awards and the dates upon which such options become exercisable, the exercise price and the duration of options, and other terms and provisions of awards. The Compensation Committee or its delegate also has authority to prescribe, amend, modify and rescind rules and regulations relating to the Plan, and to interpret the terms and conditions of the Plan and make all determinations permitted or deemed necessary, appropriate or advisable for the administration of the Plan. The Compensation Committee's decisions are final, conclusive and binding on all participants.

Eligibility to Receive Awards

        Employees of the Company and its subsidiaries and providers of consulting, advisory or other services to the Company and its subsidiaries, whom the Board of Directors or the Compensation Committee believes have a direct and significant effect on the financial development of the Company or any of its subsidiaries, are eligible to be granted awards under the Plan. Non-employee directors are not eligible to be granted awards under the Plan. Under present law, however, incentive stock options may only be granted to employees of the Company and its subsidiaries. The maximum number of shares with respect to which options and stock awards may be granted to any participant under the Plan is 350,000 shares per calendar year.

        As of April 13, 2012, approximately 1,996 persons were eligible to receive awards under the Plan, including our executive officers and directors who are also employees of the Company. The granting of awards under the Plan is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group. On March 30, 2012, the last reported sale price of our class A common stock on the NYSE was $4.05.

Type of Awards

        The Plan permits us to issue both non-qualified and incentive stock options, which in the aggregate may not be exercisable for more than 11,400,000 shares of our class A common stock. The Plan also permits us to make stock awards, including restricted stock awards, the terms of which will be determined by the Compensation Committee of our Board of Directors. In this summary, options and stock awards are referred to collectively as "Awards."

Incentive Stock Options and Non-qualified Stock Options

        The Compensation Committee of our Board of Directors may grant incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986 (as amended, the "Code") and non-qualified stock options. Incentive stock options may be granted only to employees of the Company and its subsidiaries whereas non-qualified stock options may be granted to employees or non-employees, but not non-employee directors. The Compensation Committee determines the terms of the option awards, including the amount, the exercise price, vesting schedule and term, which may not exceed ten years from the date of grant. The exercise price of an option may not be less than the fair market value of a share of common stock on the date of grant. Incentive stock options and non-qualified stock options granted pursuant to the Plan generally will not be exercisable until one year after their grant and will vest as determined by the Compensation Committee on the date of grant.

A participant may pay the exercise price of an option in cash or, if permitted by the Compensation Committee, other consideration including by surrender of common stock the participant holds.

Stock Awards

        Stock awards may be made under the Plan to employees or non-employees, but not to non-employee directors. The Compensation Committee of our Board of Directors will determine the terms of the stock awards, including the duration of the period which, and the conditions under which, the stock awards may be forfeited to the Company, and what, if anything, the participant must pay to receive a stock award.

Performance-Based Awards

        The Plan permits the Compensation Committee to structure restricted stock awards so that restrictions lapse based on the achievement of certain business criteria relating to the employee, one or more of our business units or the Company as a whole in order to qualify such awards for the qualified performance-based compensation exception to Section 162(m) of the Code. The business criteria may include comparisons to the performance of other companies. The business criteria shall be as follows, individually or in combination (i) net earnings, (ii) earnings per share, (iii) net sales growth, (iv) market share, (v) net operating profit, (vi) expense targets, (vii) working capital targets, (viii) operating margin, (ix) return on equity, (x) return on assets, (xi) planning accuracy (as measured by comparing planned results to actual results), (xii) market price per share, (xiii) total return to stockholders, and (xiv) broadcast cash flow (as defined below). Broadcast cash flow is defined as operating income plus corporate expenses plus depreciation and amortization of intangible assets and amortization of program rights plus other non-cash expenses or credits, minus cash program payments.

        Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the write down of any asset, and (v) charges for restructuring and rationalization programs.

        Such performance goals (i) may vary by participant and may be different for different awards, (ii) may be particular to a participant or the department, station, subsidiary or other unit in which the participant works and may cover such period as may be specified by the Compensation Committee, and (iii) will be set by the Compensation Committee within the time period prescribed by, and will otherwise comply with the requirements of, Section 162(m) of the Code.

Adjustments upon Changes in Capitalization

        The Compensation Committee is required to make appropriate adjustments in connection with the Plan and any outstanding awards to reflect stock dividends, stock splits, reorganizations and certain other events to preserve the benefits intended to be provided by the Plan.

Change of Control

        Upon any change of control, or if we or affiliates of HMC enter into any agreement providing for our change of control, the Compensation Committee may act to preserve the rights of participants by, among other things, declaring that any or all outstanding options shall vest and become immediately exercisable and any restrictions applicable to outstanding stock awards shall completely lapse. Thereafter, the options and awards will be subject to the terms of the transaction effecting the change of control.

Repricing and Exchanges

        The Compensation Committee may, without stockholder approval, amend any outstanding option to reduce the exercise price thereof, but not less than the fair market value of a share of common stock on the date the option is amended and to cancel any outstanding stock option and grant in exchange therefor a new option or stock award in such proportion and with such vesting criteria as the Compensation Committee may determine.

Amendment and Termination

        The Board of Directors may at any time amend, modify, suspend or terminate the Plan, provided that an amendment that would disqualify any incentive stock options granted under the Plan, increase the number of shares reserved for issuance under the Plan, increase the annual per-participant limit or modify the requirements for eligibility to participate in the Plan will not become effective without the approval of a majority of our stockholders. No amendment, modification, suspension or termination of the Plan may cause, without the consent of the holder, any previously granted awards to be forfeited or altered in a way that materially and adverse affects the holder.

U.S. Federal Income Tax Aspects Relating to Awards under the Plan

        The following is a summary of the U.S. federal income tax consequences to participants receiving certain awards under the Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. This summary is not intended to be complete and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules nor does it describe state, local or international tax consequences. Changes to these laws could alter the tax consequences described below.

        Incentive Stock Options.    A participant does not realize taxable income upon the grant or exercise of an incentive stock option under the Plan. If a participant does not dispose of shares received upon the exercise of an ISO for at least two years from the date of grant and one year from the date of exercise, then (a) upon sale of such shares, any amount realized in excess of the option price is taxed to the participant as a capital gain and any loss sustained will be a capital loss and (b) we would not be entitled to a deduction for federal income tax purposes. The exercise of incentive stock options gives rise to an adjustment in computing alternative minimum taxable income that may result in alternative minimum tax liability for the participant.

        If shares of common stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above, a "disqualifying disposition" occurs and the participant realizes ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on a sale of such shares) over the exercise price. We would be entitled to a tax deduction for the same amount. Any further gain realized would be taxed as a short-term or long-term capital gain and would not result in any deduction for us. A disqualifying disposition in the year of exercise will generally avoid the alternative minimum tax consequences of the exercise of an ISO.

        Non-qualified Stock Options.    No income is realized by the participant at the time a non-qualified stock option is granted. Upon exercise, the participant realizes ordinary income in an amount equal to the excess of the fair market value of the shares of common stock on the date the option is exercised and the option exercise price. We will be entitled to take a tax deduction in an equal amount. Any further gain realized would be taxed as a short-term or long-term capital gain and would not result in any deduction for us.

        Stock Awards.    Generally, a participant will be taxed at the time the restrictions on the shares lapse and are no longer subject to a substantial risk of forfeiture. The excess of the fair market value of the shares at that time over the amount paid, if any, by the participant for the shares will be treated as ordinary income. The participant may, instead, elect at the time of grant to be taxed as ordinary income on the excess of the then fair market value of the shares over the amount paid, if any, for the shares by filing an election under Section 83(b) of the Code. In either case, we would receive a tax deduction for the amount reported as ordinary income to the participant. When the participant disposes of the shares, any subsequent appreciation or depreciation is treated as a short or long-term capital gain or loss and we will not be entitled to any further tax deduction.

        Other Tax Matters.    If a participant receives any accelerated vesting or exercise of options or accelerated lapse of restrictions on stock awards in connection with a change in control, we may not be permitted to deduct the portion of the compensation attributable to the acceleration ("parachute payments") if it exceeds certain threshold limits under the Code and the participant may be subject to an excise tax. Further, U.S. tax laws generally do not allow publicly-held companies to obtain a tax deduction for compensation in excess of $1,000,000 paid in any year to any of the Chief Executive Officer or three most highly paid executive officers other than the Chief Financial Officer unless the compensation is "performance based" as defined in Section 162(m) of the Code.

Total Awards to Date under the Plan

        The following table sets forth the stock options and stock awards granted as of April 13, 2012 under the Stock Plan to the named executive officers, all current executive officers as a group and all other employees and consultants (including all current officers who are not named executive officers) as a group under the Amended and Restated 2002 Stock Plan.

Name and Title or Group	Number of Stock Options Granted to Date	Number of Shares of Restricted Stock Granted to Date
Vincent L. Sadusky	917,534	902,056
President and Chief Executive Officer
Richard J. Schmaeling	172,200	203,306
Senior Vice President Chief Financial Officer
Scott M. Blumenthal	408,600	394,794
Executive Vice President Television
Denise M. Parent	208,866	287,986
Senior Vice President Chief Legal Officer
Robert S. Richter	222,300	257,573
Senior Vice President New Media
All Named Executive Officers as a Group	1,929,500	2,045,715
All Other Employees, including all current officers who are not named executive officers, as a Group	1,978,034	2,719,740

Recommendation of the Board of Directors

        The Board of Directors believes that the amendment and restatement of the Amended and Restated 2002 Stock Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

 PROPOSAL 4—APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 2010 EMPLOYEE
STOCK PURCHASE PLAN

        A proposal will be presented at the Annual Meeting that the stockholders approve an amendment and restatement of the Company's 2010 Employee Stock Purchase Plan (we refer to the plan as amended and restated as the "Purchase Plan") which will increase the number of shares of class A common stock reserved for issuance under the Purchase Plan by 385,000 shares (from 350,000 shares to 735,000 shares).

        On March 1, 2012, the Board of Directors adopted, subject to stockholder approval, the Purchase Plan. Under the Purchase Plan, eligible employees of the Company may purchase shares of common stock at a discount from fair market value. The purpose of the Purchase Plan is to provide eligible employees of the Company who wish to become stockholders of the Company with a convenient method of purchasing class A common stock of the Company. Stockholder approval of the Purchase Plan is required in order for the Purchase Plan to qualify under Section 423 of the Code. Qualification under Section 423 of the Code will permit the Company's employees to benefit from the favorable tax treatment described below. The Company believes that operation of the Purchase Plan is important in attracting and retaining employees in a competitive labor market, which is essential to the Company's future growth and profitability.

        We last obtained stockholder approval for the adoption of the 2010 Employee Stock Purchase Plan at the 2010 Annual Meeting of Stockholders when the stockholders approved the 2010 Employee Stock Purchase Plan and reserved 350,000 shares for issuance under the 2010 Employee Stock Purchase Plan.

Summary of Purchase Plan, as amended and restated

        The following is a brief summary of the Purchase Plan, a copy of which is attached as Appendix B to the electronic copy of the filing of this proxy statement with the SEC and may be accessed from the SEC's Internet home page (www.sec.gov). In addition, a copy of the Purchase Plan may be obtained upon written request from our Corporate Secretary at the Company's principal executive offices. The following summary is qualified in its entirety by reference to the complete text of the Purchase Plan.

General

        Subject to stockholder approval, the Purchase Plan is intended to qualify under Section 423 of the Code. It is not a tax-qualified retirement plan under Section 401(a) of the Code nor is it subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The purpose of the Purchase Plan is to provide employees of the Company with an opportunity to purchase common stock of the Company at a discount from market price through payroll deductions.

        Seven hundred thirty five thousand (735,000) shares of our class A common stock are reserved for issuance under the Purchase Plan.

Administration

        The Purchase Plan will be administered by the Compensation Committee of the Board of Directors or by any other committee designated by the Board of Directors, or by the entire Board of Directors acting as the committee. Subject to any applicable limitations contained in the Purchase Plan, the Compensation Committee has the authority to administer and interpret the provisions of the Purchase Plan, to make any rules, regulations or procedures relating to the Purchase Plan. The Compensation Committee's decisions are final, conclusive and binding upon all participants.

Eligibility and Participation

        Employees (including officers and employee directors) who are regularly scheduled to work more than 20 hours per week and more than five months per calendar year with the Company or any designated subsidiary of the Company are eligible to participate in the Purchase Plan, subject to certain limitations imposed by the Code. Eligible employees become participants in the Purchase Plan by filing with the Company an enrollment agreement authorizing payroll deductions prior to the applicable offering date, unless the administrator sets a later time for filing the enrollment agreement. A participant's enrollment agreement continues to be effective for each consecutive offering period until the participant withdraws from the Purchase Plan or ceases to be eligible to participate in the Purchase Plan.

        As of April 13, 2012, approximately 1,996 employees, including five named executive officers, would have been eligible to participate in the Purchase Plan. Members of the Company's Board of Directors who are not employees and other non-employees, such as consultants, are not eligible to participate. To date, 314,525 shares of our class A common stock have been purchased under the Purchase Plan.

Offering Periods; Purchase Price

        The Purchase Plan operates by a series of consecutive offering periods. Each offering period is a three-month period commencing on each January 1, April 1, July 1, and October 1 (or if such day is not a regular business day, the first regular business day thereafter) and ending on each March 31, June 30, September 30 and December 31, respectively. The purchases are made for participants at the end of each month in an offering period by applying payroll deductions accumulated over the preceding month towards such purchases. The price at which these purchases are made equal 85% of the fair market value of the common stock as of the final trading day of each month occurring within the offering period (i.e., the purchase date).

        Employees who join the Company during an ongoing offering period, or who are otherwise not yet eligible to participate in the Purchase Plan, may enter the offering period as of the later of the employee's hire date or the date the individual becomes otherwise eligible to participate in the Purchase Plan. For employees who begin participating in the Purchase Plan after the beginning of an offering period, the offering date will be the date such employees enter an offering period.

Limitations on Participation

        Employees are permitted to have 2%, 4%, 6%, 8% or 10% of their compensation accumulated and applied toward purchases of shares under the Purchase Plan. The Administrator may change this maximum participation rate at any time before the beginning of an offering period. The compensation that can be accumulated and applied toward purchase of shares under the Purchase Plan generally includes salary or wages, overtime and commissions, but excludes bonuses and other special payments except to the extent that any such excluded item is specifically included by the Compensation Committee. An employee may not participate in the Purchase Plan if, immediately after he or she joined, he or she (or any other person whose stock would be attributed to such employee under stock attribution rules of the Code) would own stock and/or hold rights to purchase stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any subsidiary of the Company. The Purchase Plan also limits an employee's rights to purchase stock under all employee stock purchase plans (those subject to Section 423 of the Code) of the Company and its subsidiaries so that such rights may accrue at a rate that does not exceed $25,000 of fair market value of such stock (determined at the time the employee begins participating in the offering period) for each calendar year in which such right to purchase stock is outstanding at any time. In addition, no employee may purchase more than 10,000 shares of common stock under the Purchase Plan during any offering period.

        The Company may make a pro rata allocation of the shares remaining available for stock purchase if the total number of shares that would otherwise be subject to stock purchase rights granted at the beginning of an offering period exceeds the number of remaining available shares in the Purchase Plan. Employees may withdraw from the Purchase Plan, and receive back their accumulated payroll deductions, without interest, at any time prior to a purchase date. If any employee does not withdraw prior to the end of an offering period, he or she will continue to participate in the next offering period that begins following the end of that offering period.

Payroll Deductions

        The purchase price of the shares to be acquired under the Purchase Plan is accumulated by payroll deductions over an offering period. A participant may authorize the Company to deduct from his or her pay 2%, 4%, 6%, 8% or 10% of his or her compensation on each payday during the offering period. The administrator may change the maximum amount that a participant can contribute at any time before the beginning of an offering period. A participant may change his or her rate of contribution as of the beginning of an offering period. A participant may discontinue his or her participation in the Purchase Plan by withdrawing at any time. When a participant withdraws, he or she receives back the payroll deductions accumulated under the Purchase Plan, but does not receive interest on such amounts. Amounts contributed to the Purchase Plan are part of the Company's general funds and are not required to be segregated. Payroll deductions for a participant begin with the first full payroll following the date he or she joins the Purchase Plan.

Termination of Employment or Loss of Eligibility

        Termination of a participant's employment for any reason, including retirement or death, or the failure of the participant to remain in the continuous employ of the Company for at least 20 hours per week during an offering period (unless on an approved leave of absence or a temporary reduction of hours) causes the employee to become ineligible to participate in the Purchase Plan. In such event, payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Purchase Plan, without interest.

Adjustments

        Our Board of Directors is required to make appropriate adjustments in connection with the Purchase Plan and any outstanding options to reflect stock dividends, stock splits, reorganizations and certain other events to preserve the benefits intended to be provided by the Purchase Plan.

Transfer Restrictions

        A participant's rights with respect to the purchase of shares under the Purchase Plan, as well as payroll deduction accumulated under the Purchase Plan, may not be assigned, transferred, pledged or otherwise disposed of in any way except by will or the laws of descent and distribution.

Amendment and Termination

        The Board of Directors may at any time amend, modify, suspend or terminate the Purchase Plan, provided that any amendment to increase the number of shares reserved for issuance under the Purchase Plan will not become effective without the approval of a majority of our stockholders. No amendment, modification, suspension or termination of the Purchase Plan can affect rights to purchase stock previously granted nor may an amendment, in general, make any change in an outstanding right to purchase stock which adversely affects the rights of any participant.

U.S. Federal Income Tax Aspects Relating to the Purchase Plan

        The following is a summary of the United States federal income tax consequences that generally will arise with respect to options granted under the Purchase Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. This summary does not purport to be complete and, among other considerations, does not describe state, local or international tax consequences. Changes to these laws could alter the tax consequences described below.

        The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 421 and 423 of the Code. If the stockholders approve the Purchase Plan, participants will not realize taxable income at the commencement of an offering or at the time shares are purchased under the Purchase Plan. Under these provisions, participants will not realize taxable income until the shares purchased under the Purchase Plan are sold or otherwise disposed of. If a participant disposes of his or her shares of common stock within the later of two years from the offering date that applies to the shares or within one year from the purchase date of the shares, a transaction referred to as a "disqualifying disposition," the participant will realize ordinary income in the year of such disposition equal to the amount by which the fair market value of the stock on the purchase date exceeded the purchase price. Any difference over or under the participant's tax cost (the purchase price plus the amount of ordinary income that the participant recognizes upon the sale of the shares) will be treated as a capital gain or loss. A capital gain or loss will be long-term if the participant holds the shares of common stock for more than one year after the purchase date.

        If the participant disposes of his or her shares of common stock more than two years after the offering date of such right to purchase stock under the Purchase Plan and more than one year after the purchase date of such stock purchase right, the participant will realize ordinary income in the year of such disposition equal to the lesser of (i) the excess of the fair market value of the shares on the date of disposition over the purchase price or (ii) 15% of the fair market value of the shares on the offering date of such stock purchase right. Any difference over or under the participant's tax cost (the purchase price plus the amount of ordinary income that the participant recognizes upon the sale of the shares) will be treated as a long-term capital gain. If the fair market value of the shares on the date of disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a capital loss.

        The Company will generally be entitled to a deduction in the year of a disqualifying disposition equal to the amount of ordinary income recognized by the participant as a result of such disposition. In all other cases, no deduction is allowed the Company.

New Plan Benefits

        If the Purchase Plan is approved, eligible employees may purchase shares of our class A common stock at their discretion, subject to the limitations under Section 423 of the Code and the terms of the Purchase Plan. Consequently, it is not possible for us to determine the amounts or benefits that our employees will receive under the Purchase Plan at this time.

Recommendation of the Board of Directors

        The Board of Directors believes that the amendment and restatement of the Amended and Restated 2010 Employee Stock Purchase Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

 CORPORATE GOVERNANCE MATTERS

        Under applicable NYSE rules, a director of our Company only qualifies as "independent" if our Board determines that the director has no material relationship with our Company (either directly or as a partner, stockholder or officer of an organization that has such a relationship with our Company). Our Board has not adopted any categorical standards to assist it in making determinations of independence, but instead considers all relevant facts and circumstances regarding a director's relationship with our Company. Consistent with NYSE rules and guidance, our Board does not consider ownership of a significant amount of our stock, or affiliation with a holder of a significant amount of our stock, by itself a material relationship.

        The determination of whether a material relationship exists is made by the other members of our Board who are independent.

        Our Board has determined that none of Dr. Cunningham, or Messrs. Banowsky, Brodsky, Carson, McCormick or Pausic has a material relationship with our Company, and that each of these directors is "independent" as determined under Section 303A.02(b) of the NYSE Listed Company Manual. None of these directors has any commercial, industrial, banking, consulting, legal, accounting, charitable or familial relationships with our Company, either directly or as a partner, stockholder or officer of an organization that has a relationship with our Company that would constitute a "material relationship" under NYSE rules.

BOARD OF DIRECTORS' COMMITTEES AND MEETINGS

        During 2011, our Board held ten meetings. Each of our directors attended at least 75% of such meetings and the meetings of the committees on which he served during 2011. Resolutions adopted by our Nominating and Corporate Governance Committee of our Board provide that directors are expected to attend the Annual Meeting of stockholders. Dr. Cunningham and Messrs. Banowsky, Brodsky, Carson, McCormick, Pausic and Sadusky attended the 2011 Annual Meeting of stockholders in person.

        Our Board has established three standing committees—Audit, Compensation, and Nominating and Corporate Governance. Current copies of the charters for all three committees, along with our Corporate Governance Guidelines, the Code of Business Conduct and Ethics and our Code of Ethics for Senior Financial Officers, are posted on our web site, www.linmedia.com, under the "Our Company" tab under Corporate Governance in the About LIN TV Corp. Guidelines subsection. All of these corporate governance documents are also available in print upon request directed to Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903.

        Our Board has determined that none of the members of the Audit, Compensation or Nominating and Corporate Governance committees has a material relationship with our Company and that each of these directors is independent as determined under Section 303A.02 (b) of the NYSE Listed Company Manual, including, in the case of all members of the Audit Committee, the independence requirements of Rule 10A-3 under the Exchange Act.

Board Leadership Structure

        As noted above, our Board is currently comprised of six independent directors and one management director. Mr. McCormick has served as non-executive Chairman of the Board since 2006. In that role, Mr. McCormick's responsibilities, include (i) presiding at meetings of our Board and stockholders, including executive sessions of the non-management directors, (ii) advising the Chief Executive Officer and/or the Secretary regarding agenda items for the meetings of the Board, (iii) calling meetings of the independent directors, with appropriate notice, (iv) advising the Chief Executive Officer on issues discussed at executive sessions of the independent directors, and (v) such other responsibilities that the Board deems appropriate. We believe that our current Board leadership structure allows for our independent directors to effectively focus on governance matters, evaluate risks, oversee our management, and pursue strategic business plans that serve the interests of the stockholders.

        Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for the Company and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

Risk Oversight

        The Board is apprised of particular risk management matters by management in connection with its general oversight and approval of corporate matters. The Board has delegated to the Audit Committee oversight of our risk management process. Among its responsibilities, the Audit Committee reviews with management (i) management of risks that may be material to the Company, (ii) the Company's system of disclosure controls and the system of internal control over financial reporting, and (iii) the Company's compliance with legal and regulatory requirements. The Audit Committee, and all other Board committees, report to the full Board, including when a matter rises to the level of a material risk. The Company's management is responsible for day-to-day risk management. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the strategic, financial, operational, compliance and reporting levels. We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

        Stockholders and other interested parties may communicate directly with our Chairman of the Board or with the independent directors as a group as described below under the heading "Communicating with the Directors."

        The current members of the committees are identified below:

Committees
Name	Chairman of Board	Audit	Compensation	Nominating and Corporate Governance
William S. Banowsky, Jr.		×		Chair
Peter S. Brodsky			Chair	×
Royal W. Carson, III			×
Dr. William H. Cunningham		Chair
Douglas W. McCormick	×		×	×
Michael A. Pausic		×		×
Vincent L. Sadusky(1)

(1)
See Summary Compensation Table for disclosure related to Mr. Sadusky, who is a named executive officer of the Company.

        Audit Committee.    The Audit Committee has the following principal duties:

  •
  to nominate for stockholder ratification the independent registered public accounting firm for appointment by our Board of Directors;

  •
  to meet with our financial management, internal audit and independent registered public accounting firm to review matters relating to our internal accounting controls, internal audit program, accounting practices and procedures, the scope and procedures of the independent audit, the independence of the outside registered public accounting firm and other matters relating to our financial condition;

  •
  to oversee the risk management process;

  •
  to report to our Board periodically any recommendations the Audit Committee may have with respect to the foregoing matters; and

  •
  to review our annual and quarterly financial statements and annual report to stockholders, proxy materials and Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q for filing with the SEC.

        The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate. The members of our Audit Committee are Messrs. Banowsky and Pausic and Dr. Cunningham, with Dr. Cunningham serving as its Chair. Our Board has determined that each member of the Audit Committee is an "independent director" under NYSE rules governing the qualifications of the members of the Audit Committee and that Dr. Cunningham is an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. The Audit Committee met eight times during 2011.

        Compensation Committee.    The Compensation Committee has the following principal duties:

  •
  to review director and executive officer compensation policies, plans and programs;

  •
  to prepare recommendations and periodic reports to our Board concerning these matters;

  •
  to function as the committee that administers our stock option, stock incentive and other equity-based plans; and

  •
  to oversee compensation-related disclosures to be included in the Company's Annual Report on Form 10-K or Proxy Statement or other appropriate documents filed with the SEC.

        For additional information about the Compensation Committee, see "Compensation Discussion and Analysis" below. The members of our Compensation Committee are Messrs. Brodsky, Carson and McCormick, with Mr. Brodsky serving as its Chair. The Compensation Committee held two meetings during 2011.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee has the following principal duties:

  •
  to identify individuals qualified to become members of our Board;

  •
  to recommend to our Board the persons to be nominated by our Board for election as directors at the Annual Meeting of stockholders;

  •
  to develop and recommend to our Board a set of corporate governance principles applicable to us; and

  •
  to oversee the evaluations of our Board and management.

        The members of the Nominating and Corporate Governance Committee are Messrs. Banowsky, Brodsky, McCormick and Pausic, with Mr. Banowsky serving as its Chair. The Nominating and Corporate Governance Committee held one meeting during 2011.

DIRECTOR CANDIDATES

        The process followed by the Nominating and Corporate Governance Committee to identify and evaluate director candidates includes requests to the members of our Board and others for recommendations, meetings from time-to-time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the committee and our Board. In addition, the Company may retain the services of an executive search firm to help identify and evaluate potential director candidates.

        In considering whether to recommend any particular candidate for inclusion in our Board's slate of recommended director nominees, the Nominating and Corporate Governance Committee will apply the criteria set forth in our corporate governance guidelines. The committee considers: diversity, skills and experience in the context of the needs of our Board; commitment to understanding our business and industry; potential or actual conflicts of interest; risks of anticompetitive activity, or potential or actual violations of, or restrictions arising from media ownership regulations; and the ability to exercise sound judgment and high ethical standards. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will allow our Board to fulfill its responsibilities.

        Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating and Corporate Governance Committee, c/o Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903. Assuming that appropriate biographical and background material has been provided on a timely basis, the committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. If our Board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for our next annual meeting of stockholders.

        Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the committee or our Board, by following the procedures set forth below under "Stockholder Proposals for the 2013 Annual Meeting"; provided that such recommendations are delivered to us, with the information required by our bylaws, no later than the deadline for submission of stockholder proposals provided below.

COMMUNICATING WITH THE DIRECTORS

        Our Board will give appropriate attention to written communications that are submitted by stockholders and other interested parties, and will respond if and as appropriate. The Chair of the Nominating and Corporate Governance Committee, with the assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and other interested parties and for providing copies or summaries to the other directors as he or she considers appropriate.

        Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the Chair of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

        Stockholders and other interested parties that wish to send communications on any topic to our Board, should address such communications to Board of Directors, c/o Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903.

        Stockholders and other interested parties who wish to send communications on any topic to any of our independent directors, or all of our independent directors as a group, should address such communications to Independent Directors, c/o Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903.

 REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS

        The Audit Committee acts under a written charter adopted by our Board, a copy of which is posted under the "Our Company" tab under Corporate Governance in the Guidelines subsection of our web site, www.linmedia.com. The members of the Audit Committee are independent directors, as defined by its charter and NYSE rules.

        The Audit Committee reviewed the audited financial statements for the fiscal year ended December 31, 2011 and discussed these financial statements with our management. Management is responsible for our internal controls and the financial reporting process. Management represented to the Audit Committee that the financial statements had been prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). Our independent registered public accounting firm, PricewaterhouseCoopers LLP, is responsible for performing an audit of the financial statements in accordance with generally accepted auditing standards and issuing a report on those financial statements. As appropriate, the Audit Committee reviews and evaluates, and discusses with our management, our internal auditor and our independent registered public accounting firm, the following matters:

  •
  the plan for and the report of the independent registered public accounting firm on each audit of our financial statements;

  •
  the plan for and the report of the internal audit function on the Company's internal control environment;

  •
  our management's assessment of the effectiveness of internal control over financial reporting;

  •
  our financial disclosure documents, including all financial statements and reports filed with the SEC or sent to stockholders;

  •
  management's selection, application and disclosure of critical accounting policies;

  •
  changes in our accounting practices, principles, controls or methodologies;

  •
  the performance of the internal audit function and the independent registered public accounting firm;

  •
  the engagement letter between the Company and the independent registered public accounting firm;

  •
  significant developments or changes in accounting rules applicable to the Company; and

  •
  the adequacy of our internal controls and accounting, financial and auditing personnel.

        In addition, the Audit Committee held regular executive session meetings with the Chief Executive Officer, the Chief Financial Officer, the Vice President Controller, the internal auditor and the independent registered public accounting firm. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by AU Section 380 with PricewaterhouseCoopers LLP, our independent registered public accounting firm. AU Section 380 requires our independent registered public accounting firm to discuss with our Audit Committee, among other things, the following:

  •
  methods used to account for significant or unusual transactions;

  •
  the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

  •
  the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates; and

  •
  disagreements, if applicable, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

        PricewaterhouseCoopers LLP also provided the Audit Committee with the written disclosures and the letter required by Public Company Accounting Oversight Board Rule No. 3526 ("Communications with Audit Committees Concerning Independence"), which requires auditors annually to disclose in writing all relationships that in the auditor's professional opinion may reasonably be thought to bear on independence, confirm their independence and engage in a discussion of independence. The Audit Committee discussed with the independent registered public accounting firm the matters disclosed in this letter and its independence from the Company. The Audit Committee also considered whether the provision of the other, non-audit related services to us which are referred to under the heading "Independent Registered Public Accounting Firm Fees and Other Matters" is compatible with maintaining the independence of our registered public accounting firm.

        Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the report of independent registered public accounting firm, the Audit Committee recommended to our Board that the audited financial statements be included in our 10-K.

                      AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS
                      Dr. William H. Cunningham (Chair)
                      William S. Banowsky
                      Michael A. Pausic

 EXECUTIVE OFFICERS

        The executive officers of the Company are:

Name	Age	Position
Vincent L. Sadusky	46	President and Chief Executive Officer
Richard J. Schmaeling	47	Senior Vice President Chief Financial Officer
Scott M. Blumenthal	63	Executive Vice President Television
Nicholas N. Mohamed	36	Vice President Controller
Denise M. Parent	48	Senior Vice President Chief Legal Officer
Robert S. Richter	42	Senior Vice President New Media

        The following information describes the background of our executive officers who are not members of our Board.

        Richard J. Schmaeling has been Senior Vice President Chief Financial Officer since October 2008. He was previously employed by Dow Jones & Company, Inc. in the positions of Vice President, Finance since 2007 and Vice President, Business Unit Finance from 2004 - 2007. Mr. Schmaeling was Vice President, Finance of Bracco Diagnostics Inc. from 1994 - 2004.

        Scott M. Blumenthal has been Executive Vice President Television since September 2006. From February 2005 until September 2006, he served as Vice President Television of our wholly-owned subsidiary, LIN Television Corporation from September 2002 to February 2005. Mr. Blumenthal previously held general manager positions at our WISH-TV station from May 1999 to September 2002 and at our WOOD-TV and WOTV-TV stations from May 1994 to May 1999.

        Nicholas N. Mohamed has been Vice President Controller since March 2009 and the Company's Vice President, Finance from February 2009 to March 2009. From May 2007 to December 2008, he was Director of Finance Mergers and Acquisitions at Sensata Technologies, Inc. Prior to joining Sensata Technologies, Inc., Mr. Mohamed served as a Director at PricewaterhouseCoopers LLP in its Transaction Services group, where he was employed in various positions since September 1997.

        Denise M. Parent was appointed the Senior Vice President Chief Legal Officer in December, 2011. Previously, she was Vice President General Counsel and Secretary since September 2006 and Vice President Deputy General Counsel since March 1997. From April 1993 to March 1997, Ms. Parent was employed by The Providence Journal Company as Senior Corporate Counsel. Prior to 1993, Ms. Parent was employed by Adler, Pollock & Sheehan Incorporated, a law firm in Providence, Rhode Island.

        Robert S. Richter has been Senior Vice President New Media since September 2008. Previously, he was Vice President Internet of LIN Television Corporation since 2006. From 2001 - 2006, Mr. Richter served as Vice President of Marketing and Sales Planning for ShopNBC. Prior to 2001, Mr. Richter was Vice President of DET, LLC, a market newspaper consulting company.

 COMPENSATION DISCUSSION AND ANALYSIS

Overview

        In this section, we discuss certain aspects of our compensation program as it pertains to our President and Chief Executive Officer, Senior Vice President Chief Financial Officer, Executive Vice President Television, Senior Vice President Chief Legal Officer and Senior Vice President New Media. These individuals are referred to as the "named executive officers" throughout this Compensation Discussion and Analysis.

Role of the Compensation Committee

        The Compensation Committee has primary responsibilities for assessing, recommending and approving the following areas of compensation:

  •
  determining the compensation of the named executive officers;

  •
  overseeing and administering incentive-compensation plans and equity-based plans of our Company, including the authority to grant stock options and to make other stock-based awards;

  •
  making recommendations to the Board for the compensation of directors;

  •
  other duties as authorized by our Board from time-to-time; and

  •
  overseeing and approving this Compensation Discussion and Analysis.

Objectives of Compensation Program

        The Compensation Committee is committed to and responsible for designing, implementing, and administering a compensation program for executive officers that ensures appropriate linkage between pay, company performance and results for stockholders. The Compensation Committee seeks to increase stockholder value by rewarding performance with cost-effective compensation and ensuring that we can attract and retain the best executive talent. To achieve the objectives set forth below, the Compensation Committee has designed the executive compensation program to reward the achievement of specific annual and long-term financial and strategic goals of our Company that are designed to improve stockholder value.

        The Compensation Committee believes that executive compensation should be designed to:

  •
  align compensation of the named executive officers with their own performance and the overall performance of our Company;

  •
  manage compensation costs by combining a conservative approach to base salaries and benefits with performance-dependent short-term and long-term incentives;

  •
  heavily weight the compensation package towards long-term, performance-dependent incentives to better align the interests of executives with stockholders; and

  •
  reward and retain our named executive officers.

        Although we do not engage in a formal benchmarking process, the Compensation Committee periodically evaluates our executive compensation program to ensure that the program is competitive with peer companies in our industry so that we can continue to attract and retain qualified employees in key positions.

Considerations Regarding Stockholder Say on Pay Vote

        At our annual meeting of stockholders held on May 24, 2011, we held our first advisory stockholder vote on the compensation of our named executive officers (a "say on pay" vote) as required under the Dodd-Frank legislation. The proposal to approve the executive compensation of the Company's named executive officers for fiscal 2012 received 78,204,053 votes or 83.3% of votes cast. Although this vote was advisory (and therefore not binding on the Company or the Board), the Board and the Compensation Committee carefully reviewed these results. The Compensation Committee believes that the stockholder vote strongly endorses the compensation philosophy of the Company.

        At our annual meeting of stockholders held on May 24, 2011, our stockholders also voted to adopt the recommendation of the Board to conduct future advisory votes on executive compensation every three years. Accordingly, the next stockholder advisory vote on say-on-pay will be held at the Company's 2014 annual meeting of stockholders.

Factors Considered in Establishing Compensation

2011 Executive Summary

        Following the economic downturn which began in 2008 and continued into 2009, the Compensation Committee revised the Company's executive compensation program in 2010 in order to strengthen the incentives for the retention of key executives and more closely align our named executive officers' compensation with the long-term growth of the Company. This decision was also supported by the Compensation Committee's periodic review and evaluation of the executive compensation programs of peer companies. In May, 2010, new base salary and target bonus amounts for each of the named executive officers were approved and the Compensation Committee awarded stock grants in order to increase the long-term incentive component of the entire compensation package.

        Because the executive compensation program was revised in 2010, the Compensation Committee did not significantly alter the components of the executive compensation in 2011. The Compensation Committee awarded options and restricted stock awards in December, 2011 as reflected in the Grants of Plan-Based Awards Table. The 2011 option and stock awards vest over three years, with 25% of the grant vesting in the first and second year and 50% of the grant vesting in the third and final year. These awards increase the long-term incentive component of the entire compensation package in order to emphasize the importance of making strategic decisions that focus on long-term results.

        Following the acquisition of a controlling interest in Nami Media, Inc., and the further expansion of the Company's interactive division, the employment agreement for the Senior Vice President New Media was amended in January, 2012, in order to modify the criteria for Mr. Richter's budget-based bonus so that appropriate and meaningful targets may be set on an annual basis for the interactive division as a whole. In addition, in December, 2011, Ms. Parent was appointed as the Senior Vice President Chief Legal Officer in recognition of her long tenure and contributions to the Company.

Determining Compensation for the Chief Executive Officer

        The Compensation Committee makes all compensation decisions regarding our President and Chief Executive Officer. The Compensation Committee takes many factors into account in making these decisions, including Mr. Sadusky's performance, tenure, and experience; the performance of our Company overall and Mr. Sadusky's contribution to that performance; achievement of specific quantifiable and qualitative business goals and objectives; retention considerations; and Mr. Sadusky's historical compensation. Additionally, because the President and Chief Executive Officer is ultimately responsible for the direction of our Company, his greater compensation reflects this differential compared with the other named executive officers and underscores the Board's confidence in his leadership.

Determining Compensation for the Other Named Executive Officers

        The Compensation Committee also makes all compensation decisions regarding our other executive officers in conjunction with the recommendations of the President and Chief Executive Officer. The Compensation Committee uses many of the same factors used in the determination of the Chief Executive Officer's compensation in making compensation decisions about the other named executive officers. Those factors include the individual's performance, tenure, and experience; the individual's contribution to the Company's performance; achievement of specific quantifiable and qualitative business goals and objectives established for each individual; retention considerations; the individual's historical compensation; and comparisons to other executive officers.

Role of Compensation Consultant

        Neither the Compensation Committee nor our Company has any long-term contractual arrangements with any compensation consultants. The Compensation Committee and our management have periodically worked with compensation consultants to assist and provide the Compensation Committee with market information and reports regarding compensation practices of peer companies.

Design of Compensation Programs

        Our executive compensation plan is designed to attract qualified executives and to reward those executives for their contributions to our Company and our stockholders. The compensation program for the named executive officers includes an annual base salary, an annual performance bonus opportunity, equity-based compensation, retirement benefits and limited perquisites. Because executive officers are in a position to directly influence the overall performance of our Company, a significant portion of their compensation is in the form of performance-dependent short-term and long-term incentive programs. The level of performance-dependent pay varies for each executive based upon level of responsibility, with a greater emphasis on performance-dependent pay for those in more senior positions who have responsibility over matters that have a direct impact on the overall performance of our Company.

Cash Compensation

        Base Salary.    The primary purpose of base salary is to provide the recipient with steady income throughout the year consistent with his or her level of responsibility, qualifications and contributions over time. Base salary amounts for our named executive officers are determined based on the judgment of our Compensation Committee and in consultation with our President and Chief Executive Officer, for the other named executive officers. The Compensation Committee considers a number of factors to determine the salary for each of our executives, including compensation paid to persons in similar positions by peer companies in our industry, the work experience of the executive, each executive's individual skills, and the executive's length of service with our Company and the performance of the executive.

        Performance Bonus.    The annual incentive bonus plan is designed to align executive officer pay with the Company's financial performance and individual performance during a particular year. The annual bonus is comprised of two separate components, as described in more detail below. One portion of the bonus is determined quantitatively based solely on the Company's achievement of financial performance goals. The other portion of the annual bonus is determined qualitatively by the Compensation Committee based on the Committee's assessment of other performance criteria as it deems relevant on a case-by-case basis. The target amount of each component of the annual bonus opportunity is a percentage of the executive's base salary, as specified in the executive's employment agreement. The target bonus opportunity for 2011 for the named executive officers (including both components of the bonus) ranged from 50% to 107.7% of base salary.

        The two components of the annual bonus program are more fully described below:

  •
  The quantitative or budget-based objective bonus target amount can range from 13.5% to 64.6% of the named executive officer's base salary. For 2011, the percentage that determined the target amount for each named executive officer is specified in his or her amended employment agreement dated July 29, 2010 and effective May 11, 2010. Except for the position of Senior Vice President New Media, discussed in further detail below, the amount of the budget-based objective bonus paid out to named executive officers is based on our results with respect to Adjusted EBITDA (defined below). The budget-based objective bonus is paid out at the target level if we achieve performance at the budgeted levels for this metric. For 2011, Adjusted EBITDA was budgeted at $122.5 million. If we exceed our budgeted Adjusted EBITDA, the executive receives a budget-based objective bonus amount based on an increasing sliding scale up to a maximum of twice the target budget-based bonus amount. Conversely, if we do not achieve our budgeted Adjusted EBITDA, the executive receives less than the target budget-based objective bonus amount based on a decreasing sliding scale. The named executive officers do not receive any budget-based objective bonus if Adjusted EBITDA is less than 80% of the budgeted Adjusted EBITDA. The budget-based objective bonus for the Senior Vice President New Media is based on achievement of budgeted Internet revenue targets established by the Board for the applicable year, instead of Adjusted EBITDA, as outlined in his employment agreement. Given the objective nature of the determination of the budget-based objective bonus, such portion of the annual bonus is reported in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation."

  •
  The qualitative or discretionary performance bonus target amount can range from 20% to 43.1% of the named executive officer's base salary. The percentage that determines the target amount for each named executive officer is specified in his or her employment agreement. The actual amount of discretionary performance bonus paid out is determined by the Compensation Committee, and in consultation with the Chief Executive Officer for named executive officers other than the Chief Executive Officer, based on the Compensation Committee's assessment of other performance criteria as it deems relevant on a case-by-case basis. Factors that may be considered by the Compensation Committee in determining the appropriate amount of the discretionary performance bonus include, without limitation, the Company's performance in the prior fiscal year, general business conditions and achievement by the executive of certain project, department and development goals established by the Chief Executive Officer, our Board and/or the Compensation Committee. Given the subjective nature of the determination of the discretionary performance bonus, such portion of the annual bonus is reported in the Summary Compensation Table under "Bonus."

        The table below shows the 2011 target bonus opportunity for each component of the annual bonus program for each named executive officer, as specified in the named executive officer's employment agreement. The different allocations and weightings among the named executive officers for the quantitative, budget-based component and the qualitative, discretionary component reflect the Compensation Committee's judgment regarding the appropriate balance for each named executive officer, based on his or her seniority, experience, role and ability to influence the Company's results.

Name	Target Budget-Based Objective Bonus (as % of Base Salary)	Target Discretionary Performance Bonus (as % of Base Salary)
Vincent L. Sadusky	64.6%	43.1%
Richard J. Schmaeling	30.0	20.0
Scott M. Blumenthal	35.3	23.5
Denise M. Parent	13.5	40.4
Robert S. Richter	44.0	20.3

        For purposes of the budget-based objective bonus, Adjusted EBITDA is defined as operating income plus amortization of program rights, depreciation and amortization of intangible assets, impairment of goodwill and intangible assets, restructuring charges and non-recurring severance payments, less program payments. Program payments represent cash payments for program contracts and do not necessarily correspond to program usage.

        We believe Adjusted EBITDA, which is a non-GAAP measure, is relevant and useful as a metric for determining bonus amounts because it is a measurement used by lenders to measure our ability to service our debt and it is a measurement industry analysts use when evaluating our operating performance. We use Adjusted EBITDA, among other things, in evaluating the operating performance of our stations and to value stations targeted for acquisition.

        In 2011, Adjusted EBITDA used to calculate the budget-based objective bonus was $123.1 million, which represented 100.5% of the budgeted amount of Adjusted EBITDA. Because our Adjusted EBITDA was above the budgeted level, the budget-based objective bonus for all named executive officers other than Mr. Richter was paid out in amounts that reflect such level of performance, as shown in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation." Instead of Adjusted EBITDA, Mr. Richter's budget-based objective bonus for 2011 was based on two components, the achievement of budgeted Internet revenues, and budgeted RMM revenues. The amount of Mr. Richter's budget-based objective bonus for 2011 reflects achievement of the Internet revenues performance metric at the 97.5% level and achievement of the RMM revenues performance metric at the 110.8% level. Each of the components of Mr. Richter's budget-based objective bonus are reflected in the Summary Compensation Table under "Non-Equity Incentive Plan Compensation." A more detailed analysis of our financial and operational performance is contained in the Management's Discussion and Analysis section and in our audited consolidated financial statements in our 10-K.

        The Compensation Committee awarded discretionary performance bonuses for 2011 to our named executive officers in the amounts shown in the Summary Compensation Table under "Bonus." These bonus awards reflect the Compensation Committee's consideration of factors that included each named executive officer's individual performance in addition to achievement of certain strategic and operational milestones. In awarding these bonuses, the Compensation Committee considered, among other things, the achievement of certain strategic and operational milestones in 2011, including (i) record interactive results, (ii) significant increases in pay television subscriber fees, (iii) non-television advertising revenue representing 24% of the Company's total revenues in 2011 which was the highest percentage in the Company's history, (iv) creation of two more multiple station markets with new CW affiliates, (v) launch of the eleventh local lifestyle show and the addition of 1,350 more local programming hours compared to 2010, (vi) launch of high-definition news in two additional markets, (vii) refinancing of our senior secured credit facility with sufficient capacity to redeem all of the 6 1/2% Senior Subordinated Notes and 6 1/2% Senior Subordinated Notes—Class B (collectively the "Senior Subordinated Notes"), together reducing the Company's total annual interest expense by approximately $9 million, and (viii) the use of free cash flow to reduce our consolidated net debt to $596 million, the lowest since the Company was incorporated in 1998. All named executive officers were awarded the amount of his or her target discretionary bonus as set forth in his or her employment agreement.

Equity-Based Compensation

        A key component of our compensation package for the named executive officers is the granting of stock options and restricted stock awards. We believe these awards provide a significant incentive for executives to manage our Company for long-term growth, thereby aligning their interests with those of our stockholders. These incentives are designed to motivate executive officers to improve financial performance and stockholder value, as well as encourage long-term employment with the Company. We rely primarily on stock option awards and restricted stock awards in granting long-term incentives. All stock option grants and restricted stock awards to executive officers require the approval of the Compensation Committee. We have no formal policy or practice as to the timing of equity grants.

        In December, 2011, the Compensation Committee granted options and restricted stock awards to each of the named executive officers in the amounts shown in the "Grants of Plan-Based Awards" table below. Restricted stock awards are designed to reward executive officers with equity in the Company which vests over a period of time. After careful consideration of industry trends, the Compensation Committee granted restricted stock in addition to options to help balance the volatility inherent in stock options with the retentive value of restricted stock awards for key executives. In determining the size of the restricted stock and option awards made to the named executive officers in 2011, the Compensation Committee considered the strategic, operational and financial performance of our Company along with each named executive officers' expected contributions to our Company's future success.

        The Company historically has made grants of options as part of its equity-based compensation program, and may do so in the future. Option grants are designed to reward executive officers for the increase in our stock price over time. Options represent the high-risk and potential high-return component of our total long-term incentive program, as the realizable value of each option can fall to zero if the stock price is lower than the exercise price established on the date of grant. The size of stock option grants for executive officers is based primarily on the target dollar value of the award translated into a number of option shares based on the estimated economic value on the date of grant, as determined using the Black-Scholes option pricing formula. As a result, the number of shares underlying stock option awards will typically vary from year-to-year, as it is dependent on the price of our common stock on the date of grant. We do not backdate options or grant options retroactively. In addition, we do not purposely schedule option awards prior to the disclosure of favorable information or after the announcement of unfavorable information. Options are granted at fair market value on a predetermined date.

Other Benefits

        Our Company also provides certain benefits and perquisites to our named executive officers that the Compensation Committee believes are reasonable and necessary to attract and retain key executives. For example, the Company provides the use of a company automobile and covers term life insurance premiums for the named executive officers in the amount of $400,000. For a full description of these benefits, see "Other Benefit Plans" below. The named executive officers are also entitled to health and disability benefits substantially similar to those that are offered to all of our employees.

Employment Agreements, Severance and Change-in-Control Arrangements

        In 2006 we entered into employment agreements with Ms. Parent and Messrs. Sadusky and Blumenthal to memorialize key terms of their employment and to reduce certain severance and change in control benefits potentially paid by the Company and thereby more fully align management's interest with stockholder interests. Since then, we have entered into similar employment agreements with Messrs. Schmaeling and Richter in connection with their appointments as officers of the Company.

        Each employment agreement addresses the following elements: base salary; target discretionary performance bonus and target budget-based objective performance bonus. The actual amount of the objective performance bonus is calculated as described in the "Design of Compensation Programs—Cash Compensation—Performance Bonus" above. The term of the agreement will continue unless terminated by the executive or us.

        If the executive's employment is terminated by us "without cause" or by the executive for "good reason" as defined in the agreement, the executive is entitled to receive certain benefits. The executive will be entitled to receive as a severance payment an amount equal to their annual base salary plus a payment equal to the annual bonus they earned in the prior year and we will also continue to pay the employer's portion of their health and dental insurance premiums for twelve months.

        Upon a change in control transaction or if we terminate any of the named executive officer's employment in anticipation of a change in control transaction, in addition to severance payments described above, the employment agreements provide that certain of the stock options granted in 2006 to each executive upon their appointment to their current positions will become fully vested. See "Potential Payments upon Termination or Change in Control" below for more detailed information.

        The employment agreements also include non-competition and non-solicitation provisions that are in effect during the term of the agreement and for one year thereafter.

Share Ownership Guidelines

        We do not require but encourage our named executives to own our Company's class A common stock.

Tax Considerations

        Under Section 162(m) of the Code, a limitation is placed on tax deductions of any publicly-held corporation for individual compensation to certain executives exceeding $1.0 million in any taxable year, unless the compensation is performance-based. To the extent practical, the Compensation Committee intends to preserve deductibility, but may choose to provide compensation that is not deductible if necessary to attract, retain and reward high-performing executives.

REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS

        The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed such discussion and analysis with management. Based on the Compensation Committee's review and discussions with management, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in the Company's 2012 Proxy Statement. This Report is provided by the following independent directors, who comprise the Compensation Committee:

COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS
Peter S. Brodsky (Chair)
Royal W. Carson III
Douglas W. McCormick

Summary Compensation Table

        The following table sets forth the compensation earned by our Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers who were serving as executive officers as of December 31, 2011.

Name and Principal Position	Year	Salary	Bonus	Stock Awards(6)	Option Awards(6)	Non-Equity Incentive Plan Compensation(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(8)	All Other Compensation(9)	Total
Vincent L. Sadusky(1)	2011	$650,000	$280,000	$382,491	$426,889	$441,000	$3,561	$48,027	$2,231,968
President and Chief	2010	613,076	280,000	3,577,500	—	840,000	5,390	174,298	5,490,264
Executive Officer	2009	500,000	200,000	169,074	834,691	221,250	26,053	9,914	1,960,982
Richard J. Schmaeling(2)	2011	350,000	70,000	95,533	106,647	110,250	140	30,090	762,660
Senior Vice President	2010	344,462	70,000	1,178,471	—	210,000	211	161,498	1,964,642
Chief Financial Officer	2009	325,000	72,000	50,639	139,133	66,380	5,395	75,281	733,828
Scott M. Blumenthal(3)	2011	425,000	100,000	136,630	152,439	157,500	338,994	36,090	1,346,653
Executive Vice President	2010	415,031	100,000	1,431,000	—	300,000	142,685	73,813	2,462,529
Television	2009	386,250	96,000	67,379	363,722	88,500	152,893	1,268	1,156,012
Denise M. Parent(4)	2011	325,000	131,250	95,533	106,647	45,938	3,197	27,245	734,810
Senior Vice President	2010	312,446	131,250	1,094,293	—	87,500	4,838	51,531	1,681,858
Chief Legal Officer	2009	283,250	112,500	50,639	218,501	27,660	11,953	2,968	707,471
Robert S. Richter(5)	2011	350,000	71,100	122,931	137,074	207,909	641	22,835	912,490
Senior Vice President	2010	334,862	94,725	1,178,471	—	106,805	971	45,830	1,761,664
New Media	2009	300,000	85,000	50,639	227,107	29,700	7,974	2,027	702,447

(1)
On February 7, 2012, the Compensation Committee determined the amount of the 2011 cash bonus to be paid to Mr. Sadusky. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2011 bonus had two components: the budget-based objective bonus, which was determined to be $441,000 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Sadusky's 2011 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Mr. Sadusky's 2011 budget-based objective bonus opportunity.) On February 7, 2012, the Compensation Committee approved the 2012 salary to be paid to Mr. Sadusky in the amount of $670,000.

(2)
On February 7, 2012, the Compensation Committee determined the amount of the 2011 cash bonus to be paid to Mr. Schmaeling. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2011 bonus had two components: the budget-based objective bonus, which was determined to be $110,250 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Schmaeling's 2011 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Mr. Schmaeling's 2011 budget-based objective bonus opportunity.) On February 7, 2012, the Compensation Committee approved the 2012 salary to be paid to Mr. Schmaeling in the amount of $361,000.

(3)
On February 7, 2012, the Compensation Committee determined the amount of the 2011 cash bonus to be paid to Mr. Blumenthal. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2011 bonus had two components: the budget-based objective bonus, which was determined to be $157,500 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Blumenthal's 2011 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Mr. Blumenthal's 2011 budget-based objective bonus opportunity.) On February 7, 2012, the Compensation Committee approved the 2012 salary to be paid to Mr. Blumenthal in the amount of $438,000.

(4)
On February 7, 2012, the Compensation Committee determined the amount of the 2011 cash bonus to be paid to Ms. Parent. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2011 bonus had two components: the budget-based objective bonus, which was determined to be $45,938 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Ms. Parent's 2011 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Ms. Parent's 2011 budget-based objective bonus opportunity.) On February 7, 2012, the Compensation Committee approved the 2012 salary to be paid to Ms. Parent in the amount of $345,000.

(5)
On February 7, 2012, the Compensation Committee determined the amount of the 2011 cash bonus to be paid to Mr. Richter. As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2011 bonus had two components: the budget-based objective bonus, which was determined to be $207,909 and is reported under "Non-equity incentive plan compensation," and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant. Mr. Richter's 2011 discretionary performance bonus is reported under "Bonus." (See the Grants of Plan-Based Awards Table for more details regarding Mr. Richter's 2011 budget-based objective bonus opportunity.) On February 7, 2012, the Compensation Committee approved the 2012 salary to be paid to Mr. Richter in the amount of $361,000.

(6)
Represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 ("ASC 718"). See Note 9—"Stock-based Compensation" to the consolidated financial statements included in our 10-K for a discussion of the assumptions used to value equity-based compensation.

(7)
As discussed in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus," the 2011 bonus had two components: the budget-based objective bonus, reported here, and the discretionary performance bonus, which was determined by the Compensation Committee based on criteria it deemed relevant and reported under "Bonus." The budget-based objective bonus and discretionary performance bonus were payable by their terms at a later date in 2012. (See footnotes 1-5 to this table for more details on each officer's 2011 bonus).

(8)
These amounts relate solely to the aggregate change in the actuarial present value of the named executive officer's accumulated benefit under the Company's Retirement Plan and Supplemental Benefit Retirement Plan ("SERP"), as described below under Pension Benefits, during the year shown.

(9)
See "All Other Compensation" below for additional information regarding the amounts shown for 2011.

Grants of Plan-Based Awards

        The following table provides information about the non-equity incentive plan and equity awards granted to the named executive officers in 2011:

		Estmated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards
							All Other Option Awards: Number of Securities Underlying Options(4)	Exercise or Base Price of Option/Stock Awards ($ per share)(5)
					Number of Shares of Stock(2)	Stock Award Grant Date Fair Value(3)			Option Award Grant Date Fair Value(6)
Name	Grant Date	Threshold	Target	Maximum
Vincent L. Sadusky	—	$136,500	$420,000	$840,000
	12/8/2011	—	—	—	106,100	382,491	141,700	$3.61	$426,889
Richard J. Schmaeling	—	$34,125	$105,000	$210,000
	12/8/2011	—	—	—	26,500	95,533	35,400	3.61	106,647
Scott M. Blumenthal	—	$48,750	$150,000	$300,000
	12/8/2011	—	—	—	37,900	136,630	50,600	3.61	152,439
Denise M. Parent	—	$14,219	$43,750	$87,500
	12/8/2011	—	—	—	26,500	95,533	35,400	3.61	106,647
Robert S. Richter	—	$15,390	$153,900	$230,850
	12/8/2011	—	—	—	34,100	122,931	45,500	3.61	137,074

(1)
These columns show the potential value of the payouts for the budget-based objective bonus for 2011, which are defined in each executive's employment agreement, if the threshold, target or maximum goals are satisfied for the Company's financial performance metrics. The potential payouts are performance-based and are completely at risk. Mr. Richter's maximum potential payout includes his maximum bonus amount plus 0.025 of incremental sales. The budget-based objective bonus is described more fully in "Compensation Discussion and Analysis—Design of Compensation Programs—Cash Compensation—Performance Bonus".

(2)
This column shows the number of shares of restricted stock granted on December 8, 2011, which vest in three annual installments from the date of grant. Twenty five percent of the shares vest upon the first and second anniversary and the remaining fifty percent of the shares vest on the third anniversary following the grant date.

(3)
This column shows the fair value of the restricted stock awards on the date of grant, computed in accordance with ASC 718 based on the average stock price of our class A common stock on grant date.

(4)
This column shows the number of stock options awarded on December 8, 2011, which vest in three annual installments from the date of grant. Twenty five percent of the shares vest upon the first and second anniversary and the remaining fifty percent of the shares vest on the third anniversary following the grant date.

(5)
This column shows the stock option exercise price, which was based on the average of the high and low prices of our class A common stock on the grant date.

(6)
This column shows the full grant date fair value of the stock options under ASC 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the entire term of the stock options' vesting schedule.

Outstanding Equity Awards at Year-End

        The following table provides information about the holdings of stock options and restricted stock awards by our named executive officers as of December 31, 2011.

        For additional information about the stock option grants and restricted stock awards, see "Compensation Discussion and Analysis—Design of Compensation Programs—Equity-Based Compensation."

	Stock Option Awards				Restricted Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date(1)(2)	Number of Shares or Units of Stock That Have Not Vested(3)		Market Value of Shares or Units of Stock That Have Not Vested(4)
Vincent L. Sadusky	435,557	217,777	$1.99	6/2/2019	—		—
	61,250	61,250	4.19	12/16/2019	—		—
	—	141,700	3.61	12/8/2021	—		—
	—	—	—	—	581,300	(5)	$2,458,899
Richard J. Schmaeling	66,667	33,333	1.99	6/2/2019	—		—
	18,400	18,400	4.19	12/16/2019	—		—
	—	35,400	3.61	12/8/2021	—		—
	—	—	—	—	156,079	(6)	660,214
Scott M. Blumenthal	206,002	102,998	1.99	6/2/2019	—		—
	24,500	24,500	4.19	12/16/2019	—		—
	—	50,600	3.61	12/8/2021	—		—
	—	—	—	—	229,282	(7)	969,863
Denise M. Parent	45,555	45,555	1.99	6/2/2019	—		—
	18,400	18,400	4.19	12/16/2019	—		—
	—	35,400	3.61	12/8/2021	—		—
	—	—	—	—	160,587	(8)	679,283
Robert S. Richter	46,666	46,666	1.99	6/2/2019	—		—
	18,400	18,400	4.19	12/16/2019	—		—
	—	45,500	3.61	12/8/2021	—		—
	—	—	—	—	182,345	(9)	771,319

(1)
The option expiration date is ten years from the date of grant.

(2)
Stock option awards expiring on December 8, 2021 were granted on December 8, 2011 and vest in three annual installments of 25% on the first and second anniversary of the date of grant and 50% on the third anniversary of the date of grant. Stock option awards expiring on December 16, 2019 were granted on December 16, 2009 and vest in equal installments of 25% over four years following the date of grant. Stock option awards expiring on June 2, 2019 were granted on June 2, 2009 and vest in equal installments of 33.3% over three years following the date of grant.

(3)
Restricted stock awards were granted on December 8, 2011, and vest in three annual installments of 25% on the first and second anniversary of the date of grant and 50% of the third anniversary of the date of grant. Restricted stock awards were granted on May 17, 2010 and December 16, 2009 and vest in equal installments of 25% over four years following the date of grant. Restricted stock awards were granted on September 10, 2008, and vest in equal installments of 20% over five years following the date of grant.

(4)
Market value of unvested shares is calculated based upon the closing price of our class A common stock on December 31, 2011 of $4.23, as reported by the NYSE.

(5)
Represents restricted stock that will vest as follows: (i) 125,000 shares on May 17, 2012; (ii) 40,000 shares on September 10, 2012; (iii) 26,525 shares on December 8, 2012; (iv) 10,100 shares on December 16, 2012; (v) 125,000 shares on May 17,

  2013; (vi) 40,000 shares on September 10, 2013; (vii) 26,525 shares on December 8, 2013; (viii) 10,100 shares on December 16, 2013; (ix) 125,000 shares on May 17, 2014; and (x) 53,050 shares on December 8, 2014.

(6)
Represents restricted stock that will vest as follows: (i) 41,177 shares on May 17, 2012; (ii) 6,625 shares on December 8, 2012; (iii) 3,025 shares on December 16, 2012; (iv) 41,176 shares on May 17, 2013; (v) 6,625 shares on December 8, 2013; (vi) 3,025 shares on December 16, 2013; (vii) 41,176 shares on May 17, 2014; and (viii) 13,250 shares on December 8, 2014.

(7)
Represents restricted stock that will vest as follows: (i) 50,000 shares on May 17, 2012; (ii) 16,666 shares on September 10, 2012; (iii) 9,475 shares on December 8, 2012; (iv) 4,025 shares on December 16, 2012 (v) 50,000 shares on May 17, 2013; (vi) 16,666 shares on September 10, 2013; (vii) 9,475 shares on December 8, 2013; (viii) 4,025 shares on December 16, 2013; (ix) 50,000 shares on May 17, 2014; and (x) 18,950 shares on December 8, 2014.

(8)
Represents restricted stock that will vest as follows: (i) 38,235 shares on May 17, 2012; (ii) 6,666 shares on September 10, 2012; (iii) 6,625 shares on December 8, 2012; (iv) 3,025 shares on December 16, 2012; (v) 38,235 shares on May 17, 2013; (vi) 6,666 shares on September 10, 2013; (vii) 6,625 shares on December 8, 2013; (viii) 3,025 shares on December 16, 2013; (ix) 38,235 shares on May 17, 2014; and (x) 13,250 shares on December 8, 2014.

(9)
Represents restricted stock that will vest as follows: (i) 41,177 shares on May 17, 2012; (ii) 9,333 shares on September 10, 2012; (iii) 8,525 shares on December 8, 2012; (iv) 3,025 shares on December 16, 2012; (v) 41,176 shares on May 17, 2013; (vi) 9,333 shares on September 10, 2013; (vii) 8,525 shares on December 8, 2013; (viii) 3,025 shares on December 16, 2013; (ix) 41,176 shares on May 17, 2014; and (x) 17,050 shares on December 8, 2014.

Option Exercises and Stock Vested

        The following table provides information regarding: (1) stock option exercises by the named executive officers during 2011, including the number of shares acquired upon exercise and the value realized; and (2) the number of shares of our class A common stock acquired by named executive officers upon the vesting of restricted stock awards and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Stock Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Vincent L. Sadusky	—	—	175,100	$723,092
Richard J. Schmaeling	—	—	44,202	203,866
Scott M. Blumenthal	—	—	70,692	290,848
Denise M. Parent	—	—	47,928	206,940
Robert S. Richter	—	—	53,535	227,292

(1)
Based on the average of the high and low prices of our class A common stock on the vesting date if stock was held by named executive officer.

Other Benefit Plans

Pension Benefits

        The table below shows the present value of accumulated benefits payable to each of the named executive officers, including the number of years of service credited to each of the named executive officers, under each of the Retirement Plan and the SERP. These plans are described below. The present value is determined using interest rate, mortality rate and other assumptions consistent with those described in Note 11—"Retirement Plans" of the consolidated financial statements included in our 10-K.

Name	Plan Name	Number of Years of Credited Service(3)	Present Value of Accumulated Benefit	Payments During the Last Fiscal Year
Vincent L. Sadusky(1)	Retirement Plan	5	$65,948	—
	SERP	5	160,195	—
Richard J. Schmaeling(1)	Retirement Plan	1	8,871	—
	SERP	1	—	—
Scott M. Blumenthal(2)	Retirement Plan	21	819,907	—
	SERP	21	1,155,813	—
Denise M. Parent(1)	Retirement Plan	12	151,028	—
	SERP	12	51,997	—
Robert S. Richter(1)	Retirement Plan	3	32,179	—
	SERP	3	8,578	—

(1)
Messrs. Sadusky, Schmaeling, Richter and Ms. Parent participate in the cash balance plan.

(2)
Mr. Blumenthal participates in the traditional average final-pay plan.

(3)
Once these plans were frozen on April 1, 2009, years of credited service no longer increase. Accordingly, actual years of service for each executive will differ from the credited years of service shown in the table above.

Retirement Plan

        Participants in our tax qualified pension plan participate in either a cash balance benefit plan or a traditional average final-pay plan and may also receive benefits under our SERP, which is described below. Mr. Blumenthal participates in the traditional average final-pay plan. Messrs. Sadusky, Schmaeling, Richter and Ms. Parent participate in the cash balance plan.

        Effective April 1, 2009, these plans were frozen and we do not expect to make additional benefit accruals to these plans. Pension benefits vest after three years of service. Cash balance plan accounts earn annual interest at a rate equal to the interest rate for five-year U.S. Treasury Bills plus 25 basis points (the interest rate is reset annually at the Treasury rate during the November preceding each plan year). As of December 31, 2011, the estimated annual retirement benefits payable under the cash balance plan and our SERP as an annuity for life upon normal retirement, assuming Messrs. Sadusky, Schmaeling, Blumenthal, Richter and Ms. Parent, remain employed by us at their current level of compensation until age 65, is $44,642, $1,690, $166,444, $10,082 and $37,365, respectively.

        Under the traditional average final-pay benefit plan, benefits are computed by multiplying (i) 1.50% of the average of the employee's three highest years of annual compensation, as defined in the plan, times (ii) the employee's number of years of credited service, up to a maximum of 32 years. Each named executive officer's salary and bonus for 2011 is set forth above in the "Salary", "Bonus" and "Non-Equity Incentive Plan Compensation" columns of the Summary Compensation Table.

        Under the plan, a participant's normal retirement age is 65. The normal form of payment for a participant who is not married is a single life annuity. The normal form of payment for a participant who is married is a qualified joint and survivor annuity. A participant may retire early after attaining age 55 and full vesting. A traditional participant who retires early will have their benefit reduced by 0.55% for each month up to 60 months and by 0.30% for each month in excess of 60 months that they retire prior to their normal retirement date. A cash balance participant will receive the present value of their accrued benefit at the time they retire early.

401(k) Plan

        We have historically provided a defined contribution plan ("401(k) Plan") under which we made contributions on behalf of employee groups that were not covered by the retirement plans described above, matching 50% of the employee's contribution up to 6% of the employee's total annual compensation. We suspended our contributions to the 401(k) Plan during 2009 in connection with efforts to control operating expenses in response to the effect of the economic downturn on our business. Effective January 1, 2010, we resumed Company contributions to the 401(k) Plan, which currently provide a 3% non-elective contribution to all eligible employees, including each of the named executive officers.

Supplemental Benefit Retirement Plan

        As permitted by the Employee Retirement Income Security Act of 1974, as amended, our SERP is a non-qualified plan designed to provide for the payment by us of the difference, if any, between the amount of maximum Internal Revenue Service and/or other regulatory limitations and the annual benefit that would be payable under the pension plan (including the cash balance benefit plan and traditional average final-pay benefit plan), but for such limitations.

        The SERP follows the provisions of the retirement plan for normal retirement date and early retirement. Payments for traditional participants will commence at their normal retirement date. Payments to cash balance participants will be paid in a lump sum six months after termination.

Supplemental Income Deferral Plan

        Effective as of July 1, 2010, the named executive officers, in addition to other eligible executives, were entitled to participate in the Supplemental Income Deferral Plan ("SIDP"). The SIDP allows the named executive officers to defer 5% - 80% of their base salaries and 5% - 100% of their annual non-equity incentive awards on a tax-deferred basis and receive tax-deferred market-based growth. Following the effective date of the SIDP, the Company contributed to the SIDP 3% of the named executive officers' income that exceeded the limit set by Code Section 401(a)(17) ($245,000 for 2011). In 2011, the Company made contributions to the SIDP for each of the named executive officers in amounts equal to 5% of their base salary and non-equity incentive plan compensation. The SIDP is an unsecured obligation of the Company, meaning that payments of participant balances in the SIDP are not guaranteed if the Company becomes insolvent or bankrupt.

Nonqualified Deferred Compensation Plan

        Historically, the named executive officers and other eligible employees had the opportunity to participate in our Deferred Compensation Plan. The Deferred Compensation Plan allowed eligible employees to defer up to 100% of their base salary and performance bonuses in either mutual funds managed by Fidelity Investments or in our Company's Senior Subordinated Notes, which are described more fully in Note 7—"Long-term Debt" to the consolidated financial statements of our 10-K. As of December 2008, we decided not to offer the named executive officers and other eligible employees the opportunity to participate in the Deferred Compensation Plan because, among other reasons, the number of participants in the plan had declined while the expense and resources required to manage the plan had increased. The Deferred Compensation Plan remains in place for purposes of servicing the current participants and the balance of the amounts that were previously deferred by named executive officers and other eligible employees.

        The following table summarizes the deferred compensation accounts for each of the named executive officers under our SIDP, and in the case of Mr. Sadusky, amounts related to the previously offered Deferred Compensation Plan, as of December 31, 2011:

Name	Executive Contributions in Last Fiscal Year	Registrant Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year(2)		Aggregate Withdrawals/ Distributions	Aggregate Balance at Last Fiscal Year End(3)
Vincent L. Sadusky	$—	$44,650	$10,800	(4)	$—	$427,771	(4)
Richard J. Schmaeling	—	20,650	(2,910)		—	76,358
Scott M. Blumenthal	—	26,650	4,341		—	104,223
Denise M. Parent	—	18,650	2,200		—	69,830
Robert S. Richter	—	20,650	235		—	68,117

(1)
Represents the 3% and 5% contribution under the SIDP as described above. All of these amounts are included in the 2011 Summary Compensation Table under "All Other Compensation".

(2)
Represents returns on amounts invested based on the participant's investment selections. There were no above-market earnings during 2011.

(3)
The aggregate balance includes amounts reported as compensation for 2011 and 2010 as shown in the All Other Compensation table. The aggregate balance includes no amounts reported as compensation in the Summary Compensation Table for 2009.

(4)
$218,059 of Mr. Sadusky's aggregate balance and $10,747 of aggregate earnings shown in the table for 2011 relate to the previously offered Deferred Compensation Plan as described above.

Other Benefits and Perquisites

All Other Compensation

        For the year ended December 31, 2011 the following table describes each component of the All Other Compensation column in the Summary Compensation Table.

Name	Company Paid Auto and Commuting Benefits(1)	Executive Life Insurance	Registrant's Contribution to Nonqualified Defined Contribution Plan	Total Other Compensation
Vincent L. Sadusky	$2,993	$384	$44,650	$48,027
Richard J. Schmaeling	9,056	384	20,650	30,090
Scott M. Blumenthal	9,056	384	26,650	36,090
Denise M. Parent	8,211	384	18,650	27,245
Robert S. Richter	1,801	384	20,650	22,835

(1)
Our Company provides the use of a company automobile to each of our named executive officers and we allow the purchase of a new vehicle every three years. We limit our Company's contribution towards the purchase of a vehicle to $35,000 plus applicable taxes, registration and insurance for each of our named executive officers.

Potential Payments Upon Termination or Change in Control

        Had any of the named executive officers been terminated "without cause" or if the named executive officers had terminated their employment for "good reason" as of December 31, 2011, or if there had been a change in control as of such date, the named executive officers would have been eligible to receive the following payments:

						Additional Payment if Change in Control
	Termination Without Change in Control
						Accelerated Vesting of Options & Stock Awards(5)
	Salary & Bonus(1)	Health and Other Benefits(2)	Retirement Benefits(3)	Accelerated Vesting of Options & Awards(4)	Total		Total
Vincent L. Sadusky	$1,770,000	$9,674	$—	$—	$1,779,674	$373,332	$2,153,006
President and Chief
Executive Officer
Richard J. Schmaeling	630,000	9,674	—	—	639,674	74,666	714,340
Senior Vice President Chief
Financial Officer
Scott M. Blumenthal	825,000	7,730	—	—	832,730	149,332	982,062
Executive Vice President
Television
Denise M. Parent	543,750	20,391	43,500	27,377	635,018	44,800	679,818
Senior Vice President
Chief Legal Officer
Robert S. Richter	551,530	9,674	—	—	561,204	74,666	635,870
Senior Vice President
New Media

(1)
In accordance with each named executive officer's employment agreement, described above under "Compensation Discussion and Analysis—Design of Compensation Programs—Employment Agreements, Severance and Change-in-Control Arrangements", calculated as a multiple of salary and most recently awarded bonus to the named executive officer as of December 31, 2011.

(2)
Benefits include the medical and dental costs paid by our Company using the healthcare rates in effect as of January 1, 2012. For Ms. Parent in accordance with her employment agreement, in addition to medical and dental costs, other executive benefits including company automobile, vision, life and pension benefits will be provided.

(3)
This represents additional retirement benefits that would have accrued to Ms. Parent in the 12 months following termination in accordance with her employment agreement.

(4)
For Ms. Parent in accordance with her employment agreement, all prior stock options and restricted stock awards which are not otherwise exercisable or vested will become fully vested as of the date of the employment termination except for grants made on or after September 6, 2006 or as otherwise determined by the Compensation Committee.

(5)
This reflects the value based on our closing price of our class A common stock on December 31, 2011, which was $4.23, for those shares that will automatically vest upon a change in control pursuant to existing agreements. In addition, with respect to all other outstanding option grants, the Compensation Committee has the authority to declare that any restrictions may lapse and any or all outstanding options shall vest and become immediately exercisable upon consummation of a change in control.

 DIRECTOR COMPENSATION

        Our Board believes that our future growth and profitability depend upon our ability to maintain a competitive position in attracting and retaining qualified directors and that both cash compensation and equity awards are an important part of the compensation offered to directors.

        The following table summarizes the compensation paid to all persons serving as non-employee directors during 2011.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(1)	Total
William S. Banowsky, Jr.	$92,500	$51,191	$56,939	$200,630
Peter S. Brodsky	87,500	47,947	53,323	188,770
Royal W. Carson III	72,000	39,295	43,984	155,279
Dr. William H. Cunningham	97,000	53,354	59,650	210,004
Douglas W. McCormick, Chairman	98,500	53,715	59,951	212,166
Michael A. Pausic	74,500	40,737	45,491	160,728

(1)
Represents the aggregate grant date fair value computed in accordance with ASC 718. See Note 9—"Stock-based Compensation" to the consolidated financial statements included in our 10-K for a discussion of the assumptions used to value equity-based compensation.

        The following table summarizes the equity awards made to non-employee directors during 2011, and the aggregate number of stock options and unvested restricted stock awards outstanding for each non-employee director as of December 31, 2011:

	Restricted Stock Awards			Stock Option Awards			Aggregate Number of Awards Outstanding
Name	Date of Award	Restricted Stock Awards	Fair Value at Grant Date(1)	Date of Award	Stock Option Awards	Fair Value at Grant Date(1)	Outstanding Restricted Stock Awards	Stock Options
William S. Banowsky, Jr.	12/8/2011	14,200	$51,191	12/8/2011	18,900	$56,939	52,178	149,742
Peter S. Brodsky	12/8/2011	13,300	47,947	12/8/2011	17,700	53,323	51,278	145,700
Royal W. Carson III	12/8/2011	10,900	39,295	12/8/2011	14,600	43,984	41,378	84,154
Dr. William H. Cunningham	12/8/2011	14,800	53,354	12/8/2011	19,800	59,650	54,175	119,800
Douglas W. McCormick	12/8/2011	14,900	53,715	12/8/2011	19,900	59,951	109,128	169,900
Michael A. Pausic	12/8/2011	11,300	40,737	12/8/2011	15,100	45,491	41,778	118,433

Total		79,400	$286,239		106,000	$319,338	349,915	787,729

(1)
These columns show the full grant date fair value of the restricted stock awards and stock option awards under ASC 718. Generally, the full grant date fair value is the amount that we would expense in our financial statements over the entire term of the stock options' vesting schedule.

Cash Compensation

        Effective as of September 2008, our non-employee directors were eligible to receive an annual retainer of $60,000 for services rendered as directors, plus compensation of $1,500 per meeting for attending Board meetings in person, or $1,000 per meeting for attending via telephone. Committee members also receive $1,000 per meeting for attending committee meetings in person, or $500 per meeting for attending via telephone. The Chair of our Compensation Committee and our Nominating and Corporate Governance Committee each receive an additional annual retainer of $15,000, the chair of our Audit Committee receives an additional annual retainer of $20,000, and the Chairman of the Board receives an additional annual retainer of $25,000. Directors may elect to receive half of their annual retainer in the Company's class A common stock. We do not maintain a medical, dental or retirement benefits plan for our non-employee directors.

        Effective January 1, 2012, the Company modified its non-employee director cash compensation plan to reflect the elimination of per meeting fees. The directors will be paid an annual retainer of $80,000 for services rendered as directors. The Chair of our Compensation Committee and our Nominating and Corporate Governance Committee will each continue to receive an additional annual retainer of $15,000, the chair of our Audit Committee continues to receive an additional annual retainer of $20,000, and the Chairman of the Board continues to receive an additional annual retainer of $25,000.

Equity Compensation

        There are 3,000,000 shares of class A common stock reserved for issuance under the Third Amended and Restated 2002 Non-Employee Director Stock Plan ("Director Stock Plan").

        Stock options granted pursuant to the Director Stock Plan expire on the earlier of 10 years from the date of grant or three months after cessation of service as a director. Stock options granted pursuant to the Director Stock Plan have an exercise price equal to the fair market value of a share of our common stock on the date of grant. Unless otherwise changed at the time of grant by the Board, options granted under the Director Stock Plan vest over a period of four years, with 25% of the options vesting on each anniversary of the grant date. Unless otherwise changed at the time of grant by the Board, restricted stock awards granted under the Director Stock Plan vest over a period of five years, with 20% of the shares granted under the award vesting on each anniversary of the grant date.

        Upon any change in control, or if we or affiliates of HMC enter into any agreement providing for our change in control, the Compensation Committee may declare that any restrictions applicable to a stock award may lapse and any or all outstanding options shall vest and become immediately exercisable. Thereafter, the stock options will be subject to the terms of the transaction effecting the change in control.

        Effective January 1, 2012, the Company modified its non-employee director cash compensation plan to provide for an annual equity grant with a value equal to 100% of the applicable cash retainer fee for each non-employee director.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        None of the members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the board or compensation committee of any entity that has one or more executive officers serving on our Board or Compensation Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        We are unaware of any relationships or related transactions that are required to be reported in this proxy statement.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

        On an annual basis, each director and executive officer of our Company must complete a Director and Officer Questionnaire that requires disclosure of any transaction, arrangement or relationship with us during the last fiscal year, in which the director or executive officer, or any member of his or her immediate family, had a direct or indirect material interest. Any transaction, arrangement or relationship disclosed in the Director and Officer Questionnaire is reviewed and considered by our Board in making independence determinations and resolving any conflicts of interest that may be implicated.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

        The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP in the fiscal years ended December 31, 2011 and 2010 are as follows (in thousands):

	2011	2010
Audit Fees	$948	$1,058
Audit-Related Fees	—	208
Tax Fees	685	115
All Other Fees	4	3

Total	$1,637	$1,384

        Items included under Audit Fees include professional services rendered by PricewaterhouseCoopers LLP for the audit of our annual financial statements included in our 10-K, including compliance testing with respect to Sarbanes Oxley Act Section 404, and review of interim financial statements included in our Forms 10-Q for the years ended December 31, 2011 and 2010.

        Items included under Audit-Related Fees include professional services rendered by PricewaterhouseCoopers LLP for assurance and other related services that are required in the performance of the audit or review of the financial statements, and which are not included under Audit Fees, during the years ended December 31, 2011 and 2010.

        Items included in Tax Fees include advisory services related to an analysis of the Company's tax bases conducted by PricewaterhouseCoopers LLP. Items included under All Other Fees include annual usage fees relating to software licensed by PricewaterhouseCoopers LLP.

        The Audit Committee reviews and pre-approves all annual services and fees proposed by PricewaterhouseCoopers LLP. No services were approved pursuant to the de minimis exception.

OTHER INFORMATION

Other Matters

        As of the date of this Proxy Statement, our Board does not intend to present any matter for action at the Annual Meeting other than as set forth in the Notice and Proxy Statement for the Annual Meeting. If any other matters properly come before the meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Stockholder Proposals for the 2013 Annual Meeting

        Proposals of stockholders who intend to be present at the 2013 annual meeting of stockholders pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by us no later than the close of business on December 14, 2012 in order that they may be included in the proxy statement and form of proxy relating to that meeting. Proposals should be addressed to Denise M. Parent, Secretary, LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903. In addition, our bylaws require that we be given advance notice of stockholder nominations for election to our Board and of other business that stockholders wish to present for action at an annual meeting of stockholders (other than matters included in our Proxy Statement in accordance with Rule 14a-8). Such nominations and proposals for the 2013 annual meeting, other than those made by or on behalf of our Board, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received no earlier than January 23, 2013 and no later than February 22, 2013, assuming that the 2013 annual meeting is to be held between April 2, 2013 and July 11, 2013, as we currently anticipate. In the event that the 2013 annual meeting is not held between April 2, 2013 and July 11, 2013, notice of stockholder nominees or proposals must be received no earlier than 120 days before the date of the 2013 annual meeting and no later than 90 days before the date of the 2013 annual meeting or the tenth day following our first public announcement of the date of such meeting, whichever is later. Our bylaws also require that such notice contain certain additional information. Copies of our bylaws can be obtained without charge from the Secretary.

Proxy Solicitation

        The cost of the solicitation of proxies will be borne by us. In addition to the solicitation of proxies by mail, certain of our officers and employees, without extra remuneration, may solicit proxies personally, by telephone, mail or facsimile. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Householding of Annual Meeting Materials

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements. This means that only one copy of our Proxy Statement may have been sent to multiple stockholders in a stockholder's household. We will promptly deliver a separate copy to any stockholder upon written or oral request to LIN TV Corp., One West Exchange Street, Suite 5A, Providence, Rhode Island 02903, Attention: Denise M. Parent, Secretary; Telephone: (401) 454-2880. If any stockholder wants to receive separate copies of the Proxy Statement in the future, or if any stockholder is receiving multiple copies and would like to receive only one copy for his or her household, such stockholder should contact his or her bank, broker, or other nominee record holder, or such stockholder may contact us at the above address and phone number.

By Order of our Board of Directors, Denise M. Parent Secretary

April 13, 2012

 Appendix A

LIN TV CORP.
AMENDED AND RESTATED 2002 STOCK PLAN

 LIN TV CORP.

2002 STOCK PLAN

(as amended and restated effective as of May 22, 2012)

1.
PURPOSE

        LIN TV Corp., a Delaware corporation (herein, together with its successors, referred to as the "Company"), by means of this amended and restated 2002 Stock Plan (the "Plan"), desires to afford certain individuals and key employees of the Company and any subsidiary corporation thereof now existing or hereafter formed or acquired (such subsidiary corporations sometimes referred to herein as "Related Entities") who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such persons an increased interest in and a greater concern for the welfare of the Company and any Related Entities.

        The stock options described in Sections 6 and 9 (the "Options"), and the shares of Common Stock (as hereinafter defined) acquired pursuant to the exercise of such Options, shares of Common Stock awarded as described in Section 7 hereof ("Stock Awards"), and Performance-Based Awards (as hereinafter defined) granted as described in Section 8 hereof are a matter of separate inducement and are not in lieu of any salary or other compensation for services. As used in the Plan, the terms "parent corporation" and "subsidiary corporation" shall mean, respectively, a corporation within the definition of such terms contained in Sections 424(e) and 424(f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

2.
ADMINISTRATION

        The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company ("Board of Directors") or by any other committee appointed by the Board of Directors of the Company to administer this Plan (the "Committee"); provided that the Board of Directors shall act as the Committee if no such committee is appointed by the Board of Directors; and further provided that, the entire Board of Directors may act as the Committee if it chooses to do so. The number of individuals that shall constitute the Committee shall be determined from time to time by a majority of all the members of the Board of Directors, and, unless that majority of the Board of Directors determines otherwise, shall consist of not less than two (2) members who shall be (i) "Non-Employee Directors" within the meaning of Rule 16b-3(b)(3) (or any successor rule) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and (ii) "outside directors" within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code.

        A majority of the Committee shall constitute a quorum (or if the Committee consists of only two members, then both members shall constitute a quorum), and subject to the provisions of Section 5, the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

        The members of the Committee shall serve at the pleasure of the Board of Directors, which shall have the power, at any time and from time to time, to remove members from or add members to the Committee. Removal from the Committee may be with or without cause. Any individual serving as a member of the Committee shall have the right to resign from membership on the Committee by written notice to the Board of Directors. The Board of Directors, and not the remaining members of the Committee, shall have the power and authority to fill vacancies on the Committee, however caused. The Board of Directors shall promptly fill any vacancy that causes the number of members of the Committee to be below two.

3.
SHARES AVAILABLE

        (a)    Basic Limitation.    Subject to the adjustments provided in Section 11 hereof, the maximum aggregate number of shares of Class A Common Stock, par value $.01 per share ("Common Stock"), of the Company ("Shares") in respect of which Options or Stock Awards may be granted for all purposes under the Plan shall be 11,400,000 Shares. Options granted under the Plan may be fulfilled in accordance with the terms of the Plan with (i) authorized and unissued Shares, (ii) issued Shares held in the Company's treasury, or (iii) issued Shares reacquired by the Company, in each situation as the Board of Directors or the Committee may determine from time to time.

        (b)    Individual Limitation.    Subject to the adjustments under Section 11 or Section 13 hereof, a Participant shall not be granted an Option or Stock Award under the Plan and such Option or Stock Award shall not vest with respect to more than 350,000 Shares in any calendar year to the extent such Option or Stock Award is intended to satisfy the requirements applicable to Performance-Based Awards under Section 8 hereof. The limitation in this Section 3(b) shall not apply to Options or Stock Awards that are not intended to satisfy the requirements of "qualified performance-based compensation" under Section 162(m) of the Code.

        (c)    Source of Shares.    If, for any reason, any Shares as to which Options have been granted cease to be subject to such Options (including as a result of the expiration, termination, cancellation, or forfeiture of such Option) or any Shares acquired pursuant to a Stock Award are returned to the Company (including as a result of a forfeiture of such Shares pursuant to the terms of the Stock Award), such Shares shall thereafter be available for the grant of Options or Stock Awards under the Plan.

        (d)    Certain Acquisitions.    In connection with the acquisition of any business by the Company or any of its subsidiaries or Affiliates, any outstanding option grants, stock awards or other similar rights pertaining to such business may be assumed or replaced by Options or Stock Awards under the Plan upon such terms and conditions as the Committee determines.

4.
ELIGIBILITY AND BASES OF PARTICIPATION

        (a)    Key Employees.    Grants of Incentive Stock Options (as hereinafter defined) and Non-Qualified Stock Options (as hereinafter defined) may be made under the Plan to Key Employees, subject to and in accordance with Section 6 hereof. Stock Awards may be made under the Plan to Key Employees, subject to and in accordance with Section 7 hereof. Performance-Based Awards may be made under the Plan to Key Employees, subject to and in accordance with Section 8 hereof. As used herein, the term "Key Employee" shall mean any employee of the Company or any Related Entity (including officers and directors of the Company or any Related Entity who are also employees of the Company or any Related Entity) who is regularly employed on a salaried basis, who is so employed on the date of such grant, and whom the Committee identifies as having a direct and significant effect on the performance of the Company or any Related Entity.

        (b)    Eligible Non-Employees.    Grants of Non-Qualified Stock Options may be made under the Plan to Eligible Non-Employees, subject to and in accordance with Section 9 hereof. Stock Awards may be made under the Plan to Eligible Non-Employees, subject to and in accordance with Section 7 hereof. As used herein, the term "Eligible Non-Employee" shall mean any person or entity of any nature whatsoever, other than a Non-Employee Director of the Company. Such term shall specifically include any individual, a firm, a company, a corporation, a partnership, a trust, or other entity (collectively, a "Person"), that the Committee designates as eligible for a grant of Options or Stock Awards pursuant to this Plan because such Person performs bona fide consulting, advisory, or other services for the Company or any Related Entity (other than services in connection with the offer or sale of securities in a capital-raising transaction) and whom the Board of Directors or the Committee determines has a direct and significant effect on the financial development of the Company or any Related Entity.

        (c)    No Right to Become a Participant.    The adoption of this Plan shall not be deemed to give any Person a right to be granted any Options or Stock Awards, including Performance-Based Awards. The recommendation or selection of a Key Employee or Eligible Non-Employee as a recipient of any Option or Stock Award under the Plan shall not be deemed to entitle the Key Employee or Eligible Non-Employee to such Option prior to the date it is granted or such Stock Award prior to the date it is awarded. Each grant of an Option or Stock Award shall be evidenced by an Option Agreement or Stock Award Agreement, as applicable, executed by the Participant and the Company. The agreement shall include expressly or by reference the terms and conditions set forth in the Plan, and may include such other provisions not inconsistent with the provisions of the Plan as the Committee shall deem advisable.

5.
AUTHORITY AND INDEMNIFICATION OF COMMITTEE

        (a)    Authority.    Subject to and not inconsistent with the express provisions of the Plan, the Code, including Section 162(m) of the Code, and, if applicable, Rule 16b-3, the Committee shall have plenary authority to:

          (1)   Determine the Key Employees and Eligible Non-Employees to whom Options and/or Stock Awards shall be granted, the time when such Options and/or Stock Awards shall be granted, the number of Shares subject to such Options or Stock Awards, the purchase price or exercise price of each Option or Stock Award, the period(s) during which an Option shall be exercisable (whether in whole or in part, including whether such Options shall become immediately exercisable upon the consummation of a Change of Control), the period(s) during which restrictions on any Stock Award (if any) shall lapse (including whether restrictions shall immediately lapse, upon the consummation of a Change of Control), the terms of any Performance-Based Award (as described in Section 8 hereof), and all other terms and provisions thereof (which need not be identical);

          (2)   Require, as a condition to the granting of any Option or Stock Award, that the Person receiving such Option or Stock Award agree not to sell or otherwise dispose of such Option, any Shares acquired pursuant to an Option or Stock Award, or any other "derivative security" (as defined by Rule 16a-1(c) under the Exchange Act) for a period of six months following the date of the grant such Option or Stock Award, or for such other period as the Committee may determine;

          (3)   Provide an arrangement through registered broker-dealers whereby temporary financing may be made available to a Participant by the broker-dealer, under the rules and regulations of the Board of Governors of the Federal Reserve, for the purpose of assisting the Participant in the exercise of an Option and/or the payment of any tax withholding obligations arising in connection with the exercise of an Option, such authority to include the payment by the Company of the commissions of the broker-dealer;

          (4)   Provide the establishment of procedures for a Participant to exercise all or a portion of an Option by delivering that number of Shares previously acquired by the Participant having an aggregate Fair Market Value equal to the per Share exercise price of the Option multiplied by the number of Shares subject to the portion of the Option being exercised and to deliver the Shares surrendered by such Participant in payment of such exercise price;

          (5)   Provide (in accordance with Section 14 hereof or otherwise) the establishment of a procedure whereby a number of Shares or other securities may be withheld from the total number of Shares or other securities to be issued upon exercise of an Option (other than an Incentive Stock Option) or in connection with the granting or vesting of a Stock Award to meet the minimum required tax withholding obligations of a Participant with respect to federal income tax, federal employment tax, and other taxes incurred by a Participant upon such grant, vesting, or exercise or taxes required to be withheld by the Company or a Related Entity in connection with such grant, vesting, or exercise;

          (6)   Prescribe, amend, modify and rescind rules and regulations relating to the Plan; and

          (7)   Make all determinations permitted or deemed necessary, appropriate or advisable for the administration of the Plan, interpret the terms and conditions of the Plan, any Option Agreement, or any Stock Award Agreement, and perform all other acts, exercise all other powers, and establish any other procedures determined by the Committee to be necessary, appropriate, or advisable in administering the Plan or for the conduct of the Committee's business. Any act of the Committee, including interpretations of the provisions of the Plan or any Option Agreement or Stock Award Agreement and determinations under the Plan or any such agreement shall be final, conclusive and binding on all parties.

        (b)    Delegation.    The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any Person to whom it has delegated duties as aforesaid may employ one or more Persons to render advice with respect to any responsibility the Committee or such Person may have under the Plan. The Committee may employ attorneys, consultants, accountants, or other Persons, and the Committee, the Company, and its officers and directors shall be entitled to rely upon the advice, opinions, or valuations of any such Persons.

        (c)    Indemnification.    No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his or her bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company, a Subsidiary or an Affiliate against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

6.
OPTIONS GRANTED TO KEY EMPLOYEES

        Subject to the express provisions of this Plan, the Committee shall have the authority to grant options intended to satisfy the requirements of Section 422 of the Code regarding incentive stock options ("Incentive Stock Options"), to grant non-qualified stock options (options which are not intended to meet the requirements applicable to incentive stock options under Section 422 of the Code) ("Non-Qualified Stock Options"), and to grant both types of Options to Key Employees. No Incentive Stock Option shall be granted pursuant to this Plan more than ten years after the last date on which the Plan was approved for purposes of Section 422 of the Code. Incentive Stock Options shall be granted only to Key Employees. The terms and conditions of the Options granted under this Section 6 shall be determined from time to time by the Committee; provided, however, that the Options granted under this Section 6 shall be subject to all terms and provisions of the Plan (other than Section 7, 8 (except with respect to Options granted to "covered employees" within the meaning of Section 162(m) of the Code), or 9 hereof), including the following:

          (a)    Option Exercise Price.    Subject to Section 4 hereof, the Committee shall establish the Option exercise price at the time an Option is granted, which shall not be less than 100% of the Fair Market Value per Share on the date the Option is granted; and provided that in the case of an Incentive Stock Option granted to a person who, at the time such Incentive Stock Option is granted, owns shares of stock of the Company or any Related Entity which possess more than 10% of the total combined voting power of all classes of shares of stock of the Company or of any Related Entity ("Substantial Shareholder"), the Incentive Stock Option exercise price shall not be less than 110% of the Fair Market Value per Share on the date the Incentive Stock Option is granted. The Option exercise price shall be subject to adjustment in accordance with the provisions of Section 11 of the Plan.

          (b)    Option Term.    Each Option Agreement shall specify the period during which the Option may be exercised and shall provide that the Option shall expire at the end of such period. The Option Agreement shall provide that the exercise of an Option shall not be permitted more than ten years after the date on which the Option is granted, subject to earlier termination or cancellation as provided in the Plan; provided that, in the case, of an Incentive Stock Option granted to a Substantial Shareholder, the exercise of an Incentive Stock Option shall not be permitted more than five years after the date on which the Incentive Stock Option is granted.

          (c)    Payment.    The exercise price per Share with respect to each Option shall be payable at the time of such exercise. Such price shall be payable in cash or by any other means acceptable to the Committee, including delivery to the Company of Shares previously acquired by the Participant or by the delivery or withholding of Shares pursuant to a procedure created pursuant to Section 5(a)(iii), (iv) or (v) of the Plan. Shares delivered to or withheld by the Company in payment of the Option exercise price shall be valued at the Fair Market Value of the Share on the day preceding the date of the exercise of the Option.

          (d)    Exercisability of Stock Option.    Unless otherwise determined by the Committee at the time of grant and as provided in an Option Agreement, Options granted hereunder shall become exercisable according to the vesting schedule set forth below:

    (i)
    one-fourth of the Shares subject to the Option shall become exercisable on the first anniversary of the date of grant and shall remain exercisable until the Option expires, terminates, or is cancelled; and

    (ii)
    one-fourth of the Shares subject to the Option shall become exercisable on the second anniversary of the date of grant and shall remain exercisable until the Option expires, terminates, or is cancelled; and

    (iii)
    one-fourth of the Shares subject to the Option shall become exercisable on the third anniversary of the date of grant and shall remain exercisable until the Option expires, terminates, or is cancelled; and

    (iv)
    one-fourth of the Shares subject to the Option shall become exercisable on the fourth anniversary of the date of grant and shall remain exercisable until the Option expires, terminates, or is cancelled.

          (e)    Death.    If a Key Employee's employment with the Company or a Related Entity terminates due to the death of such Key Employee, the estate of such Key Employee, or a Person who acquired the right to exercise such Option by bequest or inheritance or by reason of the death of the Key Employee, shall have the right to exercise such Option, to the extent such Option was vested on the date the Key Employee's employment terminated, in accordance with the terms of the Option Agreement at any time and from time to time before the earlier to occur of the following (1) the expiration of 365 days after the date the Key Employee's employment with the Company or a Related Entity terminated by reason of his death, or (2) the expiration date of such Option, unless a shorter period is expressly provided in the Option Agreement evidencing such Option or is established by the Committee pursuant to Section 10 (but in no event after the expiration date of the Option).

          (f)    Disability.    If any Key Employee's employment with the Company or a Related Entity terminates because of his Disability (as defined in Section 21 hereof), such Participant or his legal representative shall have the right to exercise the Option, to the extent the Option was vested as of the date the Key Employee's employment terminated, in accordance with the terms of the Option Agreement at any time and from time to time before the earlier to occur of the following (1) the expiration of 365 days after the date the Key Employee's employment with the Company or a Related Entity terminated by reason of his Disability, or (2) the expiration date of such Option, unless a shorter period is expressly provided in such Option or established by the Committee pursuant to Section 10:

          (g)    Termination for Cause.    Unless a Key Employee's Option expressly provides otherwise, such Key Employee shall immediately forfeit all rights under his Option, except as to the Shares previously acquired thereunder, if the employment of such Key Employee with the Company or a Related Entity is terminated by the Company or any Related Entity for Cause (as defined in Section 21 hereof). The determination that Cause for termination exists shall be made by the Committee (unless otherwise agreed to in the Option Agreement or in writing by the Company and the Key Employee);

          (h)    Other Termination of Employment.    If the employment of a Key Employee with the Company or a Related Entity terminates for any reason other than those specified in subsection (e), (f) or (g) above, such Key Employee shall have the right to exercise his Option, to the extent the Option was vested as of the date of termination of employment, in accordance with the terms of the Option Agreement, before the first to occur of the following (1) the expiration of 60 days after the date of such termination of employment, or (2) the expiration date of the Option, unless a longer or shorter period is expressly provided in the Option Agreement or is established by the Committee (but in no event shall such period continue after the expiration date of the Option); provided, that no Incentive Stock Option shall be exercisable more than three months after such termination.

          (i)    Maximum Exercise.    To the extent the aggregate Fair Market Value (determined as of the time the Option is granted) of Shares subject to a Key Employee's Incentive Stock Options that first become exercisable during a calendar year (under all option plans of the Company and of any Parent Corporation or Subsidiary Corporation) exceeds $100,000, such Incentive Stock Options shall be treated as Non-Qualified Stock Options. For purposes of the preceding sentence, Incentive Stock Options shall be taken into account in the order in which they are granted. To the extent an Option that is intended to be treated as an Incentive Stock Option does not satisfy any requirement of Section 422 of the Code, such Option shall be treated as a Non-Qualified Stock Option.

          (j)    Continuation of Employment.    Each Incentive Stock Option shall require the Key Employee to remain in the continuous employ of the Company or any Related Entity from the date of grant of the incentive Stock Option until no more than three months prior to the date of exercise of the Incentive Stock Option, subject to the maximum exercise periods described in subsections (e), (f), (g), and (h), above. The Committee may, in its sole discretion, permit the exercise of an Option that is intended to be an Incentive Stock Option more than three months after the date the Participant ceases to be employed by the Company or any Related Entity, provided that the Option shall be treated as a Non-Qualified Stock Option if it is exercised more than three months after the date the Key Employee's employment with the Company or a Related Entity terminates, except as provided in subsections (e) and (f), above.

7.
STOCK AWARDS

        (a)    Generally.    The Committee may, in its discretion, grant Stock Awards (which may include mandatory payment of any bonus in stock) consisting of Shares issued or transferred to Key Employees or Eligible Non-Employees with or without other payments therefor. A Stock Award shall be construed as an offer by the Company to the Participant to purchase the number of Shares subject to the Stock Award at the purchase price, if any, established therefor.

        (b)    Payment of the Purchase Price.    If the Stock Award Agreement requires payment for Shares acquired pursuant to the Stock Award, the purchase price of any Shares subject to the Stock Award may be paid in any manner authorized by the Committee, which may include any manner authorized under the Plan for the payment of the exercise price of an Option.

        (c)    Additional Terms.    Stock Awards shall be subject to such terms and conditions as the Committee determines appropriate, including restrictions on the sale or other disposition of such shares and the right of the Company to reacquire such shares for no consideration upon termination of the Participant's employment or service within specified periods. The Committee may require the Participant to deliver a duly signed stock power, endorsed in blank, relating to the Common Stock covered by such an Award. The Committee may also require that the stock certificates evidencing such shares be held in custody or bear restrictive legends until the restrictions thereon shall have lapsed.

        (d)    Rights as a Shareholder.    The Stock Award Agreement shall specify whether the Participant shall have, with respect to Shares subject to the Stock Award, all of the rights of a holder of Shares, including the right to receive dividends and to vote the Shares.

8.
PERFORMANCE-BASED AWARDS

        (a)    Stock Awards or Options.    The Committee may, in its discretion, grant Stock Awards or Options that are intended to meet the requirements applicable to "qualified performance-based compensation" for purposes of the exemption from the compensation deduction limitation described in Section 162(m) of the Code ("Performance-Based Awards"). It is the intent of the Company that Performance-Based Awards made to Persons who are "covered employees" within the meaning of Section 162(m) of the Code shall constitute "qualified performance-based compensation" satisfying the requirements of Section 162(m) of the Code. Options granted to Participants who are "covered employees" within the meaning of Section 162(m) of the Code shall be intended to be Performance-Based Awards, except as otherwise provided by the Committee. Accordingly, the provisions of the Plan shall be interpreted in a manner consistent with Section 162(m) of the Code with respect to Performance-Based Awards. If any other provision of the Plan or a Performance-Based Award is intended to but does not comply with, or is inconsistent with, the requirements of Section 162(m) of the Code, such provision shall be construed or deemed amended to the extent necessary to conform to and comply with such requirements. Nothing in this Section 8 shall subject a Performance-Based Award to terms or conditions in excess of the minimum requirements necessary for the Performance-Base Award to comply with the requirements of Section 162(m) of the Code.

        (b)    Performance Goals.    As determined by the Committee in its sole discretion, either the granting of, vesting of, or other lapsing of restrictions related to Performance-Based Awards shall be based on achievement of hurdle rates and/or growth rates in one or more business criteria, that apply to the individual Participant, for one or more business units or the Company as a whole. The business criteria shall be as follows, individually or in combination: (i) net earnings, (ii) earnings per share; (iii) net sales growth; (iv) market share; (v) net operating profit; (vi) expense targets, (vii) working capital targets; (viii) operating margin; (ix) return on equity; (x) return on assets; (xi) planning accuracy (as measured by comparing planned results to actual results); (xii) market price per share; (xiii) total return to stockholders; and (xiv) broadcast cash flow (as defined below). Broadcast cash flow is defined as operating income plus corporate expenses plus depreciation and amortization of intangible assets and amortization of program rights plus other non-cash expenses or credits, minus cash program payments. In addition, Performance-Based Awards may include comparisons to the performance of other companies, such performance to be measured by one or more of the foregoing business criteria. Such performance goals may be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, and (v) charges for restructuring and rationalization programs.

        (c)    Exercise Price.    The per Share exercise price of Performance-Based Awards that are Options shall not be less than the Fair Market Value of a Share on the grant date of such Option.

        (d)    Objective Formula.    With respect to Performance Based Awards that are Stock Awards, the Committee shall establish in writing (i) the performance goals applicable to a given period and (ii) the individual employees or class of employees to which the performance goals apply. Such performance goals shall state in terms of an objective formula or standard the method for computing the amount of compensation payable to the Participant if such performance goals are obtained and shall be established in writing no later than ninety (90) days after the commencement of such.

        (e)    Committee Certification.    No Performance-Based Awards shall be payable to or vest with respect to, as the case may be, any Participant for a given period until the Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

        (f)    No Increase.    After establishment of a performance goal, the Committee shall not revise such performance goal or increase the amount of compensation payable thereunder (as determined in accordance with Section 162(m) of the Code) upon the attainment of such performance goal. Notwithstanding the preceding sentence, the Committee may reduce or eliminate the number of Shares subject to a Performance-Based Award or the number of shares of Common Stock vested upon the attainment of such performance goal.

9.
OPTIONS GRANTED TO ELIGIBLE NON-EMPLOYEES

        Subject to the express provisions of this Plan, the Committee shall have the authority to grant Non-Qualified Stock Options (and not Incentive Stock Options) to Eligible Non-Employees. The terms and conditions of the Non-Qualified Stock Options granted under this Section 9 shall be determined from time to time by the Committee; provided, however, that the Non-Qualified Stock Options granted under this Section 9 shall be subject to all terms and provisions of the Plan (other than Section 6, 7, or 8 (except as otherwise provided in an Option Agreement) hereof), including the following:

          (a)    Option Exercise Price.    Subject to Section 4, the Committee shall establish the exercise price of a Non-Qualified Stock Option at the time the Non-Qualified Stock Option is granted at such amount as the Committee shall determine in its sole discretion. The exercise price of a Non-Qualified Stock Option shall be subject to adjustment in accordance with the provisions of Section 11 of the Plan.

          (b)    Option Term.    Each Option Agreement shall specify the period during which the Non-Qualified Stock Option may be exercised and shall provide that the Non-Qualified Stock Option shall expire at the end of such period. No Non-Qualified Stock Option by its terms shall be exercisable after the expiration of ten years after the date of grant of the Non-Qualified Stock Option.

          (c)    Payment.    The exercise price per Share subject to a Non-Qualified Stock Option shall be payable at the time of such exercise. Such exercise price shall be payable in cash or by any other means acceptable to the Committee, including delivery to the Company of Shares previously acquired by the Eligible Non-Employee or by the delivery or withholding of Shares pursuant to a procedure created pursuant to Section 5(a)(iii), (iv) or (v) of the Plan. If Shares are delivered to or withheld by the Company in payment of the Non-Qualified Stock Option exercise price, such Shares shall be valued at the Fair Market Value of the Shares on the day preceding the date of the exercise of the Non-Qualified Stock Option.

          (d)    Exercisability of Stock Option.    Subject to Section 10 hereof, each Non-Qualified Stock Option shall become exercisable in one or more installments, as the Committee may determine at the time of the grant.

          (e)    Death.    If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates because of his death, the estate of such Eligible Non-Employee, or a Person who acquired the right to exercise a Non-Qualified Stock Option by bequest or inheritance or by reason of the death of the Eligible Non-Employee, shall have the right to exercise such Option in accordance with the terms of the Option Agreement to the extent such Option was vested as of the date the Eligible Non-Employee's services terminated because of his death, at any time and from time to time before the earlier to occur of the following (1) the expiration of 365 days after the date of the Eligible Non-Employee's death, or (2) the expiration date of the Option, unless a longer or shorter period is expressly provided in such Option Agreement or established by the Committee pursuant to Section 10 (but in no event after the expiration date of the Option).

          (f)    Disability.    If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates because of his disability, as determined by the Committee in its sole discretion, such Eligible Non-Employee or his legal representative shall have the right to exercise a Non-Qualified Stock Option in accordance with the terms of the Option Agreement to the extent the Non-Qualified Stock Option was vested as of the date the Eligible Non-Employee's service with the Company or a Related Entity terminated because of his disability, at any time and from time to time within the earlier to occur of the following (1) the expiration of 365 days after the date of the Eligible Non-Employee's services were terminated, or (2) the expiration date of the Option, unless a longer or shorter period is expressly provided in such Option Agreement or established by the Committee pursuant to Section 10 (but not after the expiration of the Option).

          (g)    Cause.    If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee is terminated (i) for Cause, or (ii) as a result of the removal of the Eligible Non-Employee from office as a director of the Company or of any Related Entity for cause by action of the stockholders of the Company or such Related Entity in accordance with the by-laws of the Company or such Related Entity, as applicable, and the corporate law of the jurisdiction of incorporation of the Company or such Related Entity, then such Eligible Non-Employee shall forfeit his rights under his Options except as to Shares previously acquired through the exercise of the Option. The determination that Cause for the termination of the Eligible Non Employee's services exists shall be made by the Committee (unless otherwise provided in the Option Agreement or as otherwise agreed to in writing by the Company and the Eligible Non-Employee).

          (h)    Other Termination of Relationship.    If the retention by the Company or any Related Entity of the services of any Eligible Non-Employee terminates for any reason other than those specified in subsections (e), (f), or (g) above, such Participant shall have the right to exercise his or its Non-Qualified Stock Option, to the extent such Option was vested on the date of such termination, in accordance with the terms of the Option Agreement within 60 days after the date of such termination, unless a longer or shorter period is expressly provided in such Option Agreement or established by the Committee pursuant to Section 10 (but not after the expiration date of the Option).

10.
CHANGE OF CONTROL

        If (i) a Change of Control shall occur, (ii) the Company shall enter into an agreement providing for a Change of Control, or (iii) any member of the HMC Group shall enter into an agreement providing for a Change of Control, then the Committee may declare any or all Options outstanding under the Plan to be exercisable in full, to the extent such Options were not previously exercisable, at such time or times as the Committee shall determine, notwithstanding the express provisions of any Option Agreement; similarly, the Committee may declare that any restrictions applicable to any Stock Award shall completely lapse (to the extent not then lapsed), at such time or times as the Committee shall determine, notwithstanding the terms of any Stock Award Agreement. Each Option accelerated by the Committee pursuant to the preceding sentence shall terminate, notwithstanding any express provision thereof or any other provision of the Plan, on such date (not later than the stated exercise date) as the Committee shall determine.

11.
ADJUSTMENT OF SHARES

        Unless otherwise expressly provided in a particular Option Agreement or Stock Award Agreement, in the event that, by reason of any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company (collectively, a "Reorganization"), the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to an Option or Stock Award and the per share price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect to such Reorganization. Any fractional shares or interests resulting from such adjustment shall be eliminated. Notwithstanding the foregoing, (i) each such adjustment with respect to an Incentive Stock Option shall comply with the rules of Section 424(a) of the Code, and (ii) in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an "incentive stock option" for purposes of Section 422 of the Code.

        In the event the Company is not the surviving entity of a Reorganization and, following such Reorganization, any Participant is holding Options or Stock Awards issued pursuant to this Plan which have not been exercised, cancelled, or terminated in connection therewith, the Company shall cause such Options and Stock Awards to be assumed (or cancelled and replacement Options and Stock Awards issued) by the surviving entity or a Related Entity.

12.
ASSIGNMENT OR TRANSFER

        Except as otherwise expressly provided in the Option Agreement for a Non-Qualified Stock Option, no Option granted under the Plan or any rights or interests therein shall be assignable or transferable by a Participant except by will or the laws of descent and distribution, and during the lifetime of a Participant, Options granted to him or her hereunder shall be exercisable only by the Participant or, in the event that a legal representative has been appointed in connection with the disability of a Participant, such legal representative. The Committee may, on a case by case basis, permit a Participant to transfer a Non-Qualified Stock Option, in whole or in part, during the Participant's lifetime to one or more members of the Participant's immediate family or to a trust established exclusively for one or more such family members, and the extent of such permission shall be enumerated in the Participant's Option Agreement. The transferred portion of the Non-Qualified Stock Option may be exercised only by the person or persons who acquire a proprietary interest in the Non-Qualified Stock Option pursuant to the transfer. The terms applicable to the transferred portion of the Non-Qualified Stock Option shall be the same as those in effect for the Non-Qualified Stock Option under the Participant's Option Agreement immediately prior to the transfer. The Committee may impose on any transferable Non-Qualified Stock Option such limitations and conditions as the Committee deems appropriate in its sole discretion. Any attempt to transfer an Option in violation of this Section 12 shall be null and void and shall be disregarded by the Company.

13.
OTHER PROVISIONS

        The grant of any Option or any Stock Award under the Plan may also be subject to such other provisions (whether or not applicable to an Option granted or a Stock Award made to any other Participant) as the Committee determines appropriate, including provisions relating to compliance with federal and state securities laws, or any provisions and conditions relating to a Participant's employment or retention which may be in addition to those specifically provided for under the Plan.

14.
WITHHOLDING TAXES

        By acceptance of an Option or a Stock Award, a Participant shall be deemed to (i) agree to reimburse the Company or Related Entity by which the Participant is employed or retained for any federal, state, or local taxes or other amounts required by any government to be withheld or otherwise deducted by such corporation in respect of the Participant's exercise of all or a portion of the Option or the grant of or lapse of any restrictions related to a Stock Award; (ii) authorize the Company or any Related Entity by which the Participant is employed or retained to withhold from any cash compensation paid to the Participant or in the Participant's behalf, an amount sufficient to discharge any federal, state, and local taxes or other amounts imposed on the Company, or the Related Entity by which the Participant is employed or retained, and which otherwise has not been reimbursed by the Participant, in respect of the Participant's exercise of all or a portion of the Option or the grant of or lapse of any restrictions related to a Stock Award; and (iii) agree that the Company may, in its discretion, hold the stock certificate to which the Participant is entitled upon exercise of the Option (or refuse to release from escrow the certificate related to any restricted Stock Award), until cash sufficient to pay that liability has been accumulated, and may, in its discretion, effect such withholding by retaining shares issuable upon the exercise of the Option having a Fair Market Value on the date of exercise which is equal to the amount to be withheld or in the case of a Stock Award, require the Participant to return to the Company a number of shares of Common Stock sufficient to satisfy the withholding requirement.

15.
COSTS AND EXPENSES

        The costs and expenses of administering the Plan shall be borne by the Company and shall not be charged against any Option or Stock Award or to any Participant receiving an Option or Stock Award.

16.
FUNDING OF PLAN

        The Plan shall be unfunded. The Company shall not be required to make any segregation of assets to assure the payment of any Option or Stock Award under the Plan.

17.
OTHER INCENTIVE PLANS

        The adoption of the Plan does not preclude the adoption by appropriate means of any other incentive plan for employees.

18.
EFFECT ON TENURE

        Nothing contained in the Plan or any Option Agreement or Stock Award Agreement shall affect, or be construed as affecting, the terms of employment of any Key Employee (or the terms of the relationship between the Company or any Related Entity and any Eligible Non-Employee) except to the extent specifically provided herein or therein. Nothing contained in the Plan or any Option Agreement or Stock Award Agreement shall impose, or be construed as imposing, an obligation on (i) the Company or any Related Entity to continue the employment of any Key Employee (or retention of any Eligible Non-Employee), and (ii) any Key Employee to remain in the employ (or any Eligible Non-Employee to remain in the service) of the Company or any Related Entity.

19.
NO FRACTIONAL SHARES

        No fractional Shares shall be issued or delivered under the Plan or any Option or Stock Award. The Committee shall have full discretion to determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled or terminated.

20.
EXCHANGE PROGRAMS; REPRICINGS

        (a)    Exchange Programs.    The Committee may, without stockholder approval, cancel any outstanding Option and grant in exchange therefor a new Option or Stock Award covering the same or a different number of shares of Common Stock and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option.

        (b)    Repricings.    The Committee may, without stockholder approval, amend any outstanding option granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding option; provided, however, that the exercise price per share shall not be less than the Fair Market Value per Share on the date the Option is amended.

21.
DEFINITIONS

        In addition to the terms specifically defined elsewhere in the Plan, as used in the Plan, the following terms shall have the respective meanings indicated:

        "Affiliate" shall mean, as to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. "Board of Directors" shall have the meaning set forth in Section 2 hereof.

        "Cause", with respect to any Key Employee, shall mean (unless another definition is agreed to in writing by the Company and the Participant) termination by action of the Board of Directors because of: (A) the Participant's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (B) the Participant's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (C) the Participant's commission of material mismanagement in the conduct of his duties as assigned to him by the Board of Directors or the Participant's supervising officer or officers of the Company; (D) the Participant's willful failure to execute or comply with the policies of the Company or his stated duties as established by the Board of Directors, or the Participant's supervising officer or officers of the Company, or the Participant's intentional failure to perform the Participant's stated duties; or (E) substance abuse or addiction on the part of the Participant. "Cause", with respect to any Eligible Non-Employee, shall mean (unless another definition is agreed to in writing by the Company and the Participant) termination by action of the Board of Directors because of: (A) the Participant's conviction of, or plea of nolo contendere to, a felony or a crime involving moral turpitude; (B) the Participant's personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule, or regulation (other than minor traffic violations or similar offenses) or breach of fiduciary duty which involves personal profit; (C) the Participant's commission of material mismanagement in providing services to the Company or any Related Entity; (D) the Participant's willful failure to comply with the policies of the Company in providing services to the Company or any Related Entity, or the Participant's intentional failure to perform the services for which the Participant has been engaged; (E) substance abuse or addiction on the part of the Participant; or (F) the Participant's willfully making any material misrepresentation or willfully omitting to disclose any material fact to the board of directors of the Company or any Related Entity with respect to the business of the Company or any Related Entity.

        "Change of Control" shall mean the first to occur of the following events: (i) any sale, lease, exchange, or other transfer (in one transaction or series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act other than one or more members of the HMC Group, (ii) a majority of the Board of Directors of the Company shall consist of Persons who are not Continuing Directors; or (iii) the acquisition by any Person or Group (other than one or more members of the HMC Group) of the power, directly or indirectly, to vote or direct the voting of securities having more than 50% of the ordinary voting power for the election of directors of the Company.

        "Code" shall have the meaning set forth in Section 1 hereof.

        "Committee" shall have the meaning set forth in Section 2 hereof.

        "Common Stock" shall have the meaning set forth in Section 3 hereof.

        "Company" shall have the meaning set forth in Section 1 hereof,

        "Continuing Director" shall mean, as of the date of determination, any Person who (i) was a member of the Board of Directors of the Company on the date of adoption of this Plan, (ii) was nominated for election or elected to the Board of Directors of the Company with the affirmative vote of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election, or (iii) is a member of the HMC Group.

        "Disability" shall mean permanent disability as defined under the appropriate provisions of the applicable long-term disability plan maintained for the benefit of employees of the Company or any Related Entity who are, regularly employed on a salaried basis unless another meaning shall be agreed to in writing by the Committee and the Participant; provided, however, that in the case of an Incentive Stock Option "disability" shall have the meaning specified in Section 22(e)(3) of the Code.

        "Eligible Non-Employee" shall have the meaning set forth in Section 4 hereof.

        "Exchange Act" shall have the meaning set forth in Section 2 hereof.

        "Fair Market Value" shall, as it relates to the Common Stock, mean the average of the high and low prices of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter market, or if such shares are not traded in the over-the-counter market, the per share cash price for which all the outstanding Common Stock could be sold to a willing purchaser in an arms length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) at the date of the event giving rise to a need for a determination. Except as may be otherwise expressly provided in a particular Option, Fair Market Value shall be determined in good faith by the Committee.

        "HMC Group" shall mean Hicks, Muse, Tate & Furst Incorporated, its Affiliates and their respective employees, officers, and directors (and members of their respective families and trusts for the primary benefit of such family members).

        "Incentive Stock Options" shall have the meaning set forth in Section 6 hereof.

        The term "including" when used herein shall mean "including, but not limited to".

        "Key Employee" shall have the meaning set forth in Section 4 hereof.

        "Non-Qualified Stock Options" shall have the meaning set forth in Section 6 hereof.

        "Option Agreement" shall mean the written agreement or other written instrument(s) evidencing the grant of an Option.

        "Options" shall have the meaning set forth in Section 1 hereof.

        "Participant" shall mean a Person who has received an Option or a Stock Award under the Plan.

        "Performance-Based Award" shall have the meaning set forth in Section 8 hereof.

        "Person" shall have the meaning set forth in Section 4 hereof.

        "Plan" shall have the meaning set forth in Section 1 hereof.

        "Related Entities" shall have the meaning set forth in Section 1 hereof.

        "Reorganization" shall have the meaning set forth in Section 11 hereof.

        "Rule 16b-3" shall have the meaning set forth in Section 2 hereof.

        "Stock Award" shall have the meaning set forth in Section 1 hereof.

        "Stock Award Agreement" shall mean the written agreement or other written instrument(s) evidencing a Stock Award.

        "Subsidiary" shall mean, with respect to any Person, any other Person of which such first Person owns or has the power to vote, directly or indirectly, securities representing a majority of the votes ordinarily entitled to be cast for the election of directors or other governing Persons.

22.
AMENDMENT OF PLAN

        The Board of Directors shall have the right to amend, modify, suspend or terminate the Plan at any time; provided that, an amendment that would: (i) disqualify any Incentive Stock Options granted under the Plan; (ii) increase the aggregate number of Shares reserved for issuance pursuant to the Plan; (iii) increase the annual per-Participant limit set forth in Section 3(a) hereof; or (v) modify the requirements as to eligibility for participation in the Plan shall not become effective without the approval of a majority of the stockholders of the Company. Notwithstanding the preceding sentence, the Board of Directors shall be authorized to amend the Plan and the Options granted thereunder (i) to the extent necessary to cause Incentive Stock Options to satisfy the requirements applicable to "incentive stock options" under Section 422 of the Code, (ii) to comply with Rule 16b-3 (or any successor rule) under the Exchange Act (or any successor law) and the regulations (including any temporary regulations) promulgated thereunder, and (iii) to cause the Options or Stock Awards intended to be Performance-Based Awards to qualify as "performance-based compensation" within the meaning of Section 162(m)(4)(C) of the Code. No amendment, modification, suspension or termination of the Plan shall cause, without the consent of the holder, any previously-granted Options or Stock Awards to be forfeited or altered in a way that materially and adversely affects the holder thereof or his rights or benefits under such Option or Stock Award.

23.
GOVERNING LAW

        The validity and construction of the Plan and any agreement evidencing the grant of an Option or Stock Award thereunder shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or any such agreement to the substantive law of another jurisdiction, except to the extent superseded by any applicable federal law.

24.
EFFECTIVE DATE

        The 2002 Stock Plan was effective as of May 1, 2002 and was amended and restated as of May 4, 2005 and has been further amended and restated. The amended and restated Plan shall be effective as of May 22, 2012 upon approval by the stockholders of the Company.

2002 Stock Plan,
Approved by stockholder on May 1, 2002;
Further amended by the Board of Directors on March 1, 2005,
and such amendment was approved by stockholders effective as of May 4, 2005;
Further amended by the Board of Directors on December 22, 2008;
Further amended by the Board of Directors on March 31, 2010,
And such amendment was approved by stockholders effective as of May 11, 2010;
Further amended by the Board of Directors on March 1, 2012;
And such amendment was approved by stockholders effective as of May 22, 1012

 Appendix B

LIN TV CORP.
AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN

 LIN TV CORP.

2010 EMPLOYEE STOCK PURCHASE PLAN

(as amended and restated effective as of May 22, 2012)

        LIN TV Corp., a Delaware corporation, (the "Company") does hereby establish the LIN TV Corp. 2010 Employee Stock Purchase Plan ("Plan") as follows:

1.
Purpose

        The purpose of the Plan is to encourage stock ownership among eligible employees by providing a convenient method of purchasing the Company's common stock through payroll deduction. The Plan is designed to meet the requirements of Section 423 of the Internal Revenue Code of 1986, as amended ("Code"). The provisions of the Plan shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2.
Definitions

        Capitalized terms in the Plan shall have the meanings assigned to such terms in the Plan, unless the context clearly requires another construction.

        (a)   "Account" shall mean the dollar amount accumulated with respect to an Eligible Employee as a result of deductions from his paycheck for the purpose of purchasing shares of Common Stock under the Plan. The amounts allocated to an Eligible Employee's account under the Plan shall remain the property of the respective Eligible Employee at all times but may be commingled with the general assets of the Company.

        (b)   "Base Pay" shall mean regular straight time earnings, overtime, and commissions (excluding bonuses and other special payments except to the extent that any such excluded item is specifically included by the Board).

        (c)   "Board" shall mean the Board of Directors of the Company.

        (d)   "Broker" shall mean the entity selected by the Committee, as provided in Section 7, to hold shares of Common Stock purchased by or on behalf of a Participant pursuant to the Plan.

        (e)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

        (f)    "Committee" shall mean the Committee administering the Plan, as described in Section 8 hereof.

        (g)   "Common Stock" shall mean the Class A Common Stock, par value $.01 per share, of the Company.

        (h)   "Corporate Reorganization" shall mean any merger, consolidation, combination, liquidation, reorganization, recapitalization, stock dividend, stock split, split-up, split-off, spin-off, combination of shares, exchange of shares or other like change in capital structure of the Company.

        (i)    "Effective Date" shall mean July 1, 2010.

        (j)    "Eligible Employee" shall mean any employee of the Company or any Participating Subsidiary whose customary employment is for more than 20 hours per week and for more than five months in a particular calendar year, excluding (i) any individual whose earnings for services performed by such individual for the Company or a Participating Subsidiary are not treated as wages for purposes of Section 3401(a) of the Code, or (ii) any person who is a Five Percent Owner.

        (k)   "Fair Market Value" shall mean, as to a share of Common Stock, the average of the high and low prices of such Common Stock as reported on the principal national securities exchange on which the shares of Common Stock are then listed on the date specified herein, or if there were no sales on such date, on the next preceding day on which there were sales, or if such Common Stock is not listed on a national securities exchange, the last reported bid price in the over-the-counter market, or if such shares are not traded in the over-the-counter market, the per share cash price for which all of the outstanding Common Stock could be sold to a willing purchaser in an arms length transaction (without regard to minority discount, absence of liquidity, or transfer restrictions imposed by any applicable law or agreement) at the date of the event giving rise to a need for a determination. Fair Market Value shall be determined in good faith by the Committee.

        (l)    "Five Percent Owner" shall mean an employee who, as of the date an option would be granted under the Plan, owns stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company (or of its Parent or Subsidiary). For purposes of determining ownership, stock owned by certain relatives and entities owned or controlled by an employee shall be counted as owned by the employee in accordance with the rules of Section 424(d) of the Code, and stock which the employee may purchase under outstanding options (without regard to whether such options are granted under the Plan) shall be treated as stock owned by the employee.

        (m)  "Offering Date" shall mean a date that securities are offered for sale under the Plan, in accordance with Sections 3 and 5 of the Plan, and as otherwise determined by the Committee.

        (n)   "Offering Period" shall mean a three consecutive month period commencing on each January 1, April 1, July 1 and October 1 (or if such day is not a regular business day, the first regular business day thereafter) of each calendar year that occurs on or after the Effective Date and before the date the Plan terminates pursuant to Section 9(b) hereof.

        (o)   "Parent" shall mean a "parent corporation" of the Company within the meaning of Section 424(e) of the Code.

        (p)   "Participant" shall mean an Eligible Employee who is enrolled in the Plan pursuant to the procedures described in Section 3 hereof.

        (q)   "Participating Subsidiary" shall mean a Subsidiary designated by the Board or the Committee and described on Appendix A hereto.

        (r)   "Plan" shall mean the LIN TV Corp. 2010 Employee Stock Purchase Plan, as amended from time to time.

        (s)   "Subsidiary" shall mean a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code.

        (t)    "Transfer" shall mean disposition by means of a sale, exchange, gift or transfer of legal title, but shall not include any disposition following a Participant's death by virtue of the laws of descent and distribution.

3.
Participation

        (a)    Offering Date.

          (1)   Each individual who is an Eligible Employee on the start date of an Offering Period under the Plan may enter the Offering Period on such date, provided that the individual remains an Eligible Employee.

          (2)   Each individual who first becomes an Eligible Employee after the start date of an Offering Period may enter the Offering Period as of the later of the Eligible Employee's hire date or the date the individual becomes an Eligible Employee.

          (3)   The date an Eligible Employee enters an Offering Period shall be designated as his Offering Date for purposes of the Offering Period.

        (b)    Enrollment.    To participate in the Plan for a particular Offering Period, an Eligible Employee must complete and return to the Company enrollment forms prescribed by the Committee on or before the Eligible Employee's scheduled Offering Date, in accordance with procedures established by the Committee from time to time. An Eligible Employee's enrollment form shall authorize the Company to deduct from his pay 2%, 4%, 6%, 8% or 10% of Base Pay during the Offering Period to which the enrollment agreement is applicable, unless the Participant's participation is sooner terminated as provided in Section 3(f) hereof. The Plan shall not accept any cash payments to the Plan by the Participant other than the deductions authorized under the Participant's enrollment form, except as provided in Section 3(g) hereof.

        (c)    Payroll Deductions.    The deduction rate authorized by the Participant under his enrollment form shall continue in effect throughout the Offering Period except as follows:

          (1)   The Participant may reduce his rate of payroll deduction to zero and withdraw from the Plan during an Offering Period by delivering a withdrawal notice to the Company in accordance with the withdrawal procedures then in effect. Payroll deductions shall cease in connection with the Participant's withdrawal from the Plan effective as soon as practicable following the date the withdrawal notice is received by the Committee. No other changes may be made during an Offering Period and, specifically a Participant may not alter the amount or rate of payroll deductions during an Offering Period.

          (2)   The Participant may, prior to the commencement of any new Offering Period, change the rate of payroll deductions for future Offering Periods by filing a new enrollment form with the Committee.

        (d)    Treatment of Payroll Deductions.    A Participant's payroll deductions shall be credited to his Account under the Plan, but shall not be held in a trust fund and may be commingled with the general assets of the Company. No interest shall be paid or allowed on any amounts in a Participant's Account.

        (e)    Re-enrollment Following Withdrawal.    An Eligible Employee who has previously withdrawn from the Plan may again become a Participant by filing a new enrollment form with the Committee. The Eligible Employee shall not become a Participant until the first Offering Period that begins after the date the enrollment form is received by the Committee or, if the withdrawing employee is an officer of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), until the second Offering Period beginning after the date of his withdrawal (if such date is later), to the extent required under the Exchange Act.

        (f)    Termination of Employment.    An individual's participation in the Plan shall terminate upon a Participant's termination of employment for any reason, including but not limited to a Participant's death or retirement. As soon as practicable following the date a Participant's employment with the Company or a Participating Subsidiary is terminated, the Company shall refund to the terminating Participant the balance in his Account as of the date such refund is made.

        (g)    Leaves of Absence.    During leaves of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a Participant may continue participation in the Plan by making cash payments to the Company on the Participant's normal paydays equal to the amount of the Participant's payroll deduction as if the Participant had not taken a leave of absence.

4.
Shares Authorized

        (a)    Maximum.    The maximum number of shares of Common Stock that may be offered under the Plan is 735,000 shares of Common Stock. The shares of stock to be sold to Participants under the Plan shall be shares of Common Stock. If the total number of shares of Common Stock for which options are to be granted under the Plan on any date, in accordance with Section 5 hereof, exceeds the number of shares of Common Stock then available under the Plan (after deduction of all shares of

Common Stock for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares of Common Stock remaining available in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable. In such event, the payroll deductions to be made pursuant to Participants' authorizations shall be reduced accordingly and the Company shall give written notice of such reduction to each affected Participant.

        (b)    Corporate Reorganization.    In the event that, by reason of a Corporate Reorganization, the Common Stock is substituted, combined, or changed into any cash, property, or other securities, or the shares of Common Stock are changed into a greater or lesser number of shares of Common Stock, the number and/or kind of shares and/or interests subject to an option and the per share price or value thereof shall be appropriately adjusted by the Committee to give appropriate effect to such Corporate Reorganization. Any fractional shares or interests resulting from such adjustment may be eliminated.

5.
Options

        (a)    Grant of an Option.    A Participant shall be deemed to have been granted a separate option for each Offering Period in which he participates in the Plan. The option shall be granted effective as of the Participant's Offering Date with respect to the Offering Period and shall provide the Participant with the right to purchase shares of Common Stock, in a series of successive installments during the Offering Period on the terms described in this Section 5. Under no circumstances shall an option be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, be a Five Percent Owner.

        (b)    Exercise Price.    The exercise price per share of Common Stock shall be equal to 85% of the Fair Market Value of a share of Common Stock as of the final trading date of each calendar month within the Offering Period ("Exercise Price"). Each option shall be automatically exercised in installments on each successive purchase date within the Offering Period, provided that "purchase date" shall mean the final trading date of each calendar month within the Offering Period ("Purchase Date"). The purchase of shares of Common Stock shall be effected by applying the amount in the Participant's Account as of the Purchase Date to the purchase of shares of Common Stock at the Exercise Price in effect for such Purchase Date.

        (c)    Purchasable Shares.    The number of shares of Common Stock purchasable by a Participant on each Purchase Date during the Offering Period shall be the number of shares (including a portion of a whole share) obtained by dividing the amount collected from the Participant through payroll deductions during the month ending with such Purchase Date by the Exercise Price in effect for such Purchase Date; provided however that the maximum number of shares of Common Stock a Participant may purchase during an Offering Period shall not exceed 10,000 shares.

        (d)    Limitation.    Notwithstanding anything herein to the contrary, a Participant shall not be granted an option pursuant to this Section 5 to purchase Common Stock under this Plan if such option grant would cause the Participant to have the right to purchase stock under all employee stock purchase plans of the Company (and of any Subsidiary or Parent) at a rate that exceeds $25,000 of the Fair Market Value of such shares (determined at the time such right to purchase is granted) for each calendar year in which such option would be outstanding. The foregoing sentence shall be interpreted so as to comply with Code Section 423(b)(8).

        (e)    Termination of Option.    The following provisions shall govern the termination of an outstanding option granted under the Plan:

          (1)   A Participant may, prior to the next scheduled Purchase Date in the Offering Period, terminate his outstanding option by filing a withdrawal notice with the Committee in accordance with the withdrawal procedures then in effect . Payroll deductions with respect to the Participant shall thereafter cease, as provided in Section 3(c)(1) hereof. As soon as practicable following the

  Committee's receipt of a withdrawal notice from a Participant, the Company shall refund to the withdrawing Participant the balance in his Account as of the date such refund is made.

          (2)   The termination of an option shall be irrevocable, and the Participant shall not subsequently rejoin the Offering Period for which the terminated option was granted.

          (3)   Except as provided in Section 3(g) hereof, if the Participant ceases to remain an Eligible Employee for any reason (including death, disability, or change in status) while his option is outstanding, the option shall terminate as of the date the individual ceases to be an Eligible Employee, and the balance in the Participant's Account shall be refunded in accordance with subparagraph (f)(1) above.

6.
Exercise of Option

        (a)    Exercise of Option.    On each Purchase Date during an Offering Period, unless the Participant has previously withdrawn from the respective Offering Period, each Participant shall be deemed to have exercised the option granted to the Participant under Section 5(b) hereof and shall be deemed to have delivered to the Company the Exercise Price with respect to the option from the accumulated payroll deductions in his Account.

        (b)    Company's Obligations.    The Company's obligations to offer, sell and deliver Shares under the Plan at any time is subject to (i) the approval of any governmental authority required in connection with the authorized issuance or sale of such Shares, (ii) satisfaction of the listing requirements of any national securities exchange or securities market on which the Common Stock is then listed and (iii) compliance, in the opinion of Company's legal counsel, with all applicable federal and state securities and other laws.

7.
Stock Ownership

        A Participant shall have no rights as a shareholder of the Company with respect to shares of Common Stock subject to an option granted under the Plan until the shares of Common Stock subject to the option are purchased on the Participant's behalf in accordance with the terms of the Plan and the Participant has become a shareholder of record with respect to the purchased shares of Common Stock. Shares of Common Stock purchased by or on behalf of a Participant shall be credited to a brokerage account established in the Participant's name at the Broker as soon as practicable following the closing of each Offering Period.

8.
Administration

        (a)    Committee.    The Plan shall be administered by the Compensation Committee of the Board or such other committee as may be designated by the Board, provided that the committee shall consist of at least two (2) members; further provided that if no such committee is designated by the Board, the Board shall act as the Committee. The Committee may delegate to one or more of its members, or to one or more agents, such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

        (b)    Responsibilities.    The Committee is vested with full authority to administer and interpret the provisions of the Plan, and to make any rules, procedures and decisions in connection therewith. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding.

        (c)    Indemnification.    No member of the Committee and no employee of the Company shall be liable for any act or failure to act hereunder, except in circumstances involving his bad faith, gross negligence or willful misconduct, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of this Plan have been delegated. The Company shall indemnify members of the Committee and any agent of the Committee who is an employee of the Company or of a Parent or a Subsidiary against any and all liabilities or expenses to which he may be subjected by reason of any act or failure to act with respect to his duties on behalf of the Plan, except in circumstances involving such person's bad faith, gross negligence or willful misconduct.

9.
Amendment and Termination

        (a)    Amendment.    The Board of Directors shall have the right to amend, modify, suspend or terminate the Plan at any time, provided that no amendment shall impair existing rights of Participants with respect to offerings already made to such Participants; further provided that if stockholder approval of an amendment is required for the Plan to continue to meet the requirements of Section 423 of the Code such amendment shall not become effective prior to obtaining such stockholder approval. If the Board amends the Plan to increase the aggregate number of shares of Common Stock that may be issued under the Plan (other than as permitted in Section 4(b) hereof), no shares of Common Stock shall be issued under the increased shares limit until the amendment is approved by the stockholders of the Company. In the event such stockholder approval is not obtained within twelve months after the date on which the amendment increasing the share limit is adopted by the Board, the amendment shall terminate and have no further force or effect, and all sums collected from Participants to purchase the additional shares shall be refunded. The Board or the Committee may authorize a Subsidiary to become a Participating Subsidiary, or may revoke a Subsidiary's status as a Participating Subsidiary, from time to time without stockholder approval.

        (b)    Termination.    This Plan shall terminate at the earliest of: (i) the date of any Corporate Reorganization in which the Company is not the surviving corporation, (ii) the date all shares of Common Stock reserved under the Plan have been purchased, (iii) the Board terminates the Plan pursuant to Section 9(a) hereof. In the event the Plan terminates due to a Corporate Reorganization, the Committee may permit Participants to exercise outstanding options to purchase shares of Common Stock for as many full shares of Common Stock as may be purchased with the balance of the Participant's Account on such date prior to the Corporate Reorganization as the Committee determines. Any balance remaining in a Participant's Account following termination of the Plan shall be refunded to the Participant.

10.
Miscellaneous

        (a)    Withholding.    The Company may withhold any tax (or other governmental obligation) as a result of a Participant's participation in the Plan and the Participant shall take such actions as are necessary to enable the Company to satisfy all such withholding requirements.

        (b)    Tenure.    Nothing contained in the Plan shall affect, or be construed as affecting, the terms of employment with respect to any employee. Nothing contained in the Plan shall impose, or be construed as imposing, an obligation on the Company or any Parent or Subsidiary continue the employment of any employee.

        (c)    Assignability.    An option granted under the Plan to a Participant shall not be assignable or transferable by the Participant and shall be exercisable only by the Participant.

        (d)    Governing Law.    The validity and construction of the Plan shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rules or principles that might otherwise refer construction or interpretation of any provision of the Plan or any such agreement to the substantive law of another jurisdiction, except to the extent superseded by any applicable federal law

        (e)    Construction.    This Plan is intended to qualify as an employee stock purchase plan under the provisions of Section 423 of the Code. Any reference to the masculine gender shall refer to the feminine gender where appropriate.

        (f)    Compliance with Laws.    The Company's obligation to sell and deliver shares of Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

11.
Effective Date

        The Plan shall be effective as of July 1, 2010, but shall be void ab initio if not approved by the majority of stockholders of the Company within twelve months before or after its adoption by the Board.

2010 Employee Stock Purchase Plan,
Approved by stockholders on May 11, 2010
As amended and restated, approved by stockholders on May 22, 2012

Please mark your votes as indicated in this example X LIN TV Corp. Signature Signature Date Mark Here for Address Change or Comments SEE REVERSE WO# 21934 (Please sign proxy as name appears on corporate records. Joint owners should each sign personally. Trustees and others in a representative capacity should indicate the capacity in which they sign.) FOR ALL WITHHOLD FOR ALL *EXCEPTIONS 3. To approve the Amended and Restated 2002 Stock Plan. FOR AGAINST ABSTAIN 2. To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of LIN TV Corp. for the year ending December 31, 2012. 4. To approve the Amended and Restated 2010 Employee Stock Purchase Plan. FOLD AND DETACH HERE Nominees: 01 Royal W. Carson, III 02 Vincent L. Sadusky 1. To elect the following nominees to the Board of Directors to serve as a Class III director for a term of three years. The board of directors recommends a vote “FOR” all the nominees listed in proposal (1). The board of directors recommends a vote “FOR” the following proposals: (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

FOLD AND DETACH HERE Address Change/Comments (Mark the corresponding box on the reverse side) SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 You can now access your LIN TV Corp. account online. Access your LIN TV Corp. account online via Investor ServiceDirect® (ISD). The transfer agent for LIN TV Corp. now makes it easy and convenient to get current information on your shareholder account. • View account status • View payment history for dividends • View certificate history • Make address changes • View book-entry information • Obtain a duplicate 1099 tax form Visit us on the web at www.bnymellon.com/shareowner/equityaccess For Technical Assistance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time Investor ServiceDirect® Available 24 hours per day, 7 days per week TOLL FREE NUMBER: 1-800-370-1163 Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment. WO# 21934 PROXY LIN TV CORP. One West Exchange Street, Suite 5A Providence, RI 02903 2012 Annual Meeting of Stockholders This Proxy is solicited on behalf of the Board of Directors The undersigned, revoking all prior proxies, hereby appoints Scott M. Blumenthal, Denise M. Parent and Richard J. Schmaeling, and each of them, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of class A common stock of LIN TV Corp. (the “Company”) which the undersigned would be entitled to vote if present in person at the Annual Meeting of Stockholders of the Company to be held at WOOD-TV offices, 120 College Avenue, SE, Grand Rapids, MI 49503, on May 22, 2012, at 10:00 a.m., local time, or at any adjournment(s) or postponement(s) thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. (Continued and to be marked, dated and signed, on the other side)

QuickLinks

LIN TV Corp. One West Exchange Street, Suite 5A Providence, Rhode Island 02903 NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS To be held on May 22, 2012
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
DIRECTORS AND EXECUTIVE OFFICERS SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 1—ELECTION OF DIRECTORS
PROPOSAL 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
PROPOSAL 3—APPROVAL OF AMENDED AND RESTATED 2002 STOCK PLAN
PROPOSAL 4—APPROVAL OF THE COMPANY'S AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN
CORPORATE GOVERNANCE MATTERS
BOARD OF DIRECTORS' COMMITTEES AND MEETINGS
DIRECTOR CANDIDATES
COMMUNICATING WITH THE DIRECTORS
REPORT OF THE AUDIT COMMITTEE OF OUR BOARD OF DIRECTORS
EXECUTIVE OFFICERS
COMPENSATION DISCUSSION AND ANALYSIS
REPORT OF THE COMPENSATION COMMITTEE OF OUR BOARD OF DIRECTORS
DIRECTOR COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS
OTHER INFORMATION
Appendix A
LIN TV CORP. AMENDED AND RESTATED 2002 STOCK PLAN
LIN TV CORP. 2002 STOCK PLAN (as amended and restated effective as of May 22, 2012)
Appendix B
LIN TV CORP. AMENDED AND RESTATED 2010 EMPLOYEE STOCK PURCHASE PLAN
LIN TV CORP. 2010 EMPLOYEE STOCK PURCHASE PLAN (as amended and restated effective as of May 22, 2012)